UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
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GEVITY HR, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 8, 2005
Dear valued shareholders:
            On behalf of the board of directors and management of Gevity, we cordially invite you to attend the annual meeting of shareholders to be held on May 12, 2005, at our offices in Bradenton, Florida, commencing at 9:00 a.m., local time. The agenda for this meeting includes the annual election of all directors and the approvals of our 2005 Equity Incentive Plan and our 2005 Executive Incentive Compensation Plan. The board of directors recommends that you vote in favor of each of these matters. Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting.
            Your vote is very important. Regardless of whether you plan to attend the annual meeting, we encourage you to vote as soon as possible to ensure that your vote is recorded promptly. Votes may be submitted via the Internet or by telephone and proxy cards may be returned by mail. If you attend the annual meeting, you may vote in person even if you previously submitted your vote or proxy.
            Thank you for your continued support.

Sincerely,

Erik Vonk
Chairman and Chief Executive Officer

GEVITY HR, INC.
600 301 BOULEVARD WEST
BRADENTON, FLORIDA 34205

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 12, 2005
To our shareholders:
      PLEASE TAKE NOTICE that the annual meeting of shareholders of Gevity HR, Inc. will be held on May 12, 2005, at 9:00 a.m., local time, at our offices located at 600 301 Boulevard West, Bradenton, Florida 34205 for the following purposes:

1. to elect a board of directors to serve until the next annual meeting of shareholders or until their respective successors are duly elected or appointed;

2. to approve our 2005 Equity Incentive Plan;

3. to approve our 2005 Executive Incentive Compensation Plan; and

4. to transact such other business as may properly come before the meeting or an adjournment thereof.
      All shareholders are cordially invited to attend the annual meeting; however, only shareholders of record at the close of business on March 15, 2005 are entitled to notice of and to vote at the annual meeting or an adjournment thereof. A list of shareholders entitled to vote will be available at our offices located at 600 301 Boulevard West, Bradenton, Florida 34205, for ten business days immediately preceding the meeting.
      To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting. Shareholders have three options for submitting their vote: (i) via the Internet; (ii) by telephone; or (iii) by mailing an executed proxy card. For further details, see “About the Meeting — Submitting and Revoking Your Proxy” in the accompanying proxy statement. If you have Internet access, we encourage you to record your vote on the Internet. It is easy and convenient and saves Gevity significant postage and processing costs.
      In any event, we look forward to your participation in the meeting, in person or by proxy.

By order of the board of directors:

Gregory M. Nichols
Secretary
Bradenton, Florida
April 8, 2005

GEVITY HR, INC.
600 301 BOULEVARD WEST
BRADENTON, FLORIDA 34205

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 12, 2005
      Gevity HR, Inc., a Florida corporation, furnishes this proxy statement to our shareholders in connection with the solicitation on behalf of our board of directors of proxies to be voted at the annual meeting of our shareholders to be held May 12, 2005. The approximate date on which this proxy statement and the enclosed proxy card will first be sent to shareholders is April 8, 2005.
      Accompanying this proxy statement is our 2004 annual report, which includes our Annual Report on Form 10-K for the year ended December 31, 2004. Neither the 2004 annual report nor the Annual Report on Form 10-K constitutes a part of the proxy solicitation material.
ABOUT THE MEETING
      Record Date and Share Ownership. The record date for shareholders entitled to notice of, and to vote at, the 2005 annual meeting is the close of business on March 15, 2005. The holders of our common stock on the record date are entitled to vote on all matters submitted to our shareholders for a vote at the meeting. In deciding all questions, a holder of common stock is entitled to one vote, in person or by proxy, for each share held in the shareholder’s name on the record date. As of the close of business on March 15, 2005, we had 27,504,159 outstanding shares of common stock.
      Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the annual meeting of shareholders. Abstentions and broker non-votes will be treated as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum.
      Proposals. You are being asked to vote on the following three proposals:

•	the election of the nine director nominees set forth in “Proposal 1: Election of Directors;”

•	the approval of our 2005 Equity Incentive Plan set forth in “Proposal 2: Approval of the 2005 Equity Incentive Plan;” and

•	the approval of our 2005 Executive Incentive Compensation Plan set forth in “Proposal 3: Approval of the 2005 Executive Incentive Compensation Plan.”
      To be elected a director, each nominee must receive a plurality of all the votes cast at the meeting for the election of directors. If a quorum is present, any abstentions or broker non-votes will have no effect on the election of directors. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote for the election in such nominee’s stead of any other person our board of directors may recommend.
      Approval of our 2005 Equity Incentive Plan and approval of our 2005 Executive Incentive Compensation Plan require the affirmative vote of the holders of at least a majority of the shares of our common stock present and entitled to vote at the meeting. Abstentions and broker non-votes with respect to the approval of these plans will have the same effect as negative votes thereon.
      Submitting and Revoking Your Proxy. If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If any other matter or business is brought before the annual meeting, the proxy holders may vote the proxies at their discretion. Our board of directors does not presently know of any such other matter or business. If you submit a proxy but do not fill out the voting instructions on the proxy, the persons named as proxies will vote the shares represented as follows:

•	FOR the election of the director nominees set forth in “Proposal 1: Election of Directors;”

•	FOR approval of our 2005 Equity Incentive Plan set forth in “Proposal 2: Approval of the 2005 Equity Incentive Plan;”

•	FOR approval of our 2005 Executive Incentive Compensation Plan set forth in “Proposal 3: Approval of the 2005 Executive Incentive Compensation Plan;” and

•	at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.
      To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Shareholders have three options for submitting their votes: (i) via the Internet; (ii) by telephone; or (iii) by mailing an executed proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is easy and convenient, and it saves our company significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. When voting by telephone or on the Internet, or submitting a proxy card, please follow the instructions on the accompanying proxy card. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superceded by the vote that you cast at the annual meeting. At this year’s meeting, the polls will close at 9:15 a.m. Eastern Time, and no further votes will be accepted after that time. If you have any questions about submitting your vote, you may call our corporate secretary at 941-741-4330 or American Stock Transfer & Trust Company, our stock transfer agent, at 1-800-937-5449.
      You may revoke your proxy at anytime prior to the close of the polls at 9:15 a.m. Eastern Time on May 12, 2005 by voting in person at the annual meeting, or voting again via the Internet or by telephone or by submitting a later-dated proxy card. If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

PROPOSAL 1:
ELECTION OF DIRECTORS
      Previously, our directors were divided into three classes and our shareholders elected approximately one-third of the members of the board of directors annually. At the 2004 annual meeting of shareholders, pursuant to our board’s initiative and recommendation, our shareholders approved the elimination of the staggered terms of our board of directors, and our articles of incorporation and bylaws have been amended to provide for the annual election of our directors.
      Our nominees for the upcoming election of directors include seven “independent directors,” as defined in the applicable rules for companies traded on the NASDAQ Stock Market (“NASDAQ”), and one member of our senior management.
      Our board of directors has nominated the persons listed below to serve as directors for a one-year term beginning at the annual meeting of shareholders on May 12, 2005. Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received FOR the election of each nominee named in this section. The following nominees have been nominated to serve until the next annual meeting of our shareholders following the 2005 annual meeting or until their successors, if any, are elected or appointed.
Incumbent Director Nominees
      Erik Vonk, age 52, has served as our chairman of the board and chief executive officer since April 2002. He currently serves as the chairman of our executive committee and as a member of our long-term strategy committee. He was retired from February 2001 to April 2002. From 1992 until his retirement in February 2001, Mr. Vonk was president and chief executive officer of Randstad North America, a subsidiary of Randstad Holding NV, a worldwide staffing services provider, where he was responsible for organizing the North American operations. From 1989 to 1992, Mr. Vonk served as a member of the executive board of Bank Cantrade AG. Mr. Vonk currently serves on the board of directors of Danka Business Systems, PLC.
      George B. Beitzel, age 76, has served as a director of Gevity since November 1993. Mr. Beitzel currently serves as chairman of our audit committee and as a member of the compensation committee. He currently serves on the board of directors of Actuate Corporation, Deutsche Bank Trust Company Americas, Bitstream, Inc. and Computer Task Group, Incorporated. Mr. Beitzel has been retired since 1998.
      Darcy E. Bradbury, age 48, has served as a director of Gevity since October 2001. She serves as the chairman of our investment committee and as a member of our audit and compensation committees. Ms. Bradbury is currently a managing director at Blackstone Alternative Asset Management. From 2001 to 2004, Ms. Bradbury was a managing director at Mezzacapa Management, LLC, a hedge fund of funds. From 1997 to 2001, Ms. Bradbury was a managing director at Deutsche Bank and head of strategy and business development for its global institutional services division. From 1993 to 1996, she served in the United States Treasury Department, first as the Deputy Assistant Secretary for Federal Finance and then as the Assistant Secretary for Financial Markets. From 1990 to 1993, Ms. Bradbury was Deputy Controller for Finance for the City of New York, New York.
      James E. Cowie, age 50, has served as a director of Gevity since June 2003. Mr. Cowie currently serves as a member of our nominating/corporate governance, compensation and investment committees. He is currently a managing director at Frontenac Company, LLC, a private equity investment firm, and has been a partner since 1989. He represents Frontenac on the board of directors of Wausau Financial Systems and WNC First Insurance Services. Mr. Cowie has served on the boards of directors of numerous public and private companies, including 3Com Corporation, Premier Systems Integrators, LLC and Platinum Technology International, Inc. He is also a trustee of the Illinois Institute of Technology. Mr. Cowie joined Frontenac in 1988 from Merrill Lynch Capital Markets.
      A.D. Frazier, age 60, has served as a director of Gevity since February 16, 2005. Mr. Frazier joined Balch & Bingham, a law firm in Atlanta, Georgia, as counsel in January 2005. He was retired from March 2004 until January 2005. He served as president and chief operating officer of Caremark Rx, Inc., a publicly-traded pharmacy benefit management company, from May 2002 to March 2004. From February 2001 until

May 2002, Mr. Frazier was chairman and chief executive officer of the Chicago Stock Exchange. He was a global partner of Invesco, Inc., a subsidiary of AMVESCAP Plc., a London-based independent global investment management firm, from November 1996 to February 2001. Mr. Frazier was chief operating officer of the Atlanta Committee for the Olympic Games from 1991 to 1996. He is currently chairman of the board of directors of Gold Kist, Inc. and chairman of the executive committee of that board. He is also a director of Apache Corp.
      Jonathan H. Kagan, age 48, has served as a director of Gevity since May 1999. Mr. Kagan currently serves as chairman of our nominating/corporate governance committee and as a member of our audit and investment committees. Since January 2001, Mr. Kagan has been a managing director at Lazard Freres & Co. LLC. From 1995 to 2000, Mr. Kagan served as managing director of Centre Partners Management LLC, managing investments on behalf of Centre Capital Investors II, L.P. and affiliated entities. From 1990 to 2000, Mr. Kagan was a managing director of Corporate Advisers, L.P. From 1985 to 1998, he was a managing director of Lazard Freres & Co. LLC. Mr. Kagan also serves as a director of Amstar Investment Trust.
      David S. Katz, age 39, has served as a director of Gevity since June 2003. Mr. Katz currently serves as the chairman of our long-term strategy committee and as a member of our executive and audit committees. He is currently a managing director of Frontenac Company, LLC, a private equity investment firm, where he has been a partner since 2000. He represents Frontenac on the board of directors of Pro Mach, Inc. and Encore Legal Systems, Inc. Mr. Katz has served on the board of directors of Natural Nutrition Group, Inc. and numerous other privately-held companies. Mr. Katz joined Frontenac in 1994 after working at The Clipper Group, a New York-based private equity investment firm and at The Boston Consulting Group, a strategic and management consulting firm.
      James F. Manning, age 75, has served as a director of Gevity since October 2001. Mr. Manning currently serves as a member of our executive committee and as the chairman of our compensation committee. From October 2001 to April 2002, he served as interim chairman of the board and chief executive officer of Gevity. Mr. Manning continued to provide services to the company through June 2002, when he resigned as an employee of the company and retired. He was retired from May 1998 to October 2001. From July 1995 to December 1996, Mr. Manning served as our president, and from January 1997 to December 1997, he served as vice chairman of our board.
      Jeffrey A. Sonnenfeld, age 51, has served as a director of Gevity since May 2004. Mr. Sonnenfeld currently serves as a member of our nominating/corporate governance and long-term strategy committees. He is currently the Associate Dean for Executive Programs and a professor at Yale University’s School of Management. In addition, Mr. Sonnenfeld is the president and chief executive officer of The Chief Executive Leadership Institute which he founded in 1998 and which was acquired by Yale University in 2001. From 1989 to 1997, Mr. Sonnenfeld was a professor at the Goizueta Business School of Emory University. Mr. Sonnenfeld currently serves on the board of directors of TheStreet.com, Inc.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
VOTE “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES
WHOSE NAMES APPEAR ABOVE.
      Elliot B. Ross has served as a member of our board since 1994. Mr. Ross requested that our nominating/corporate governance committee consider not nominating him for reelection to the board in order that he might focus on his consulting practice and other business interests for reelection at the annual meeting. In response to his request, Mr. Ross was not nominated. Gevity has expressed its appreciation to Mr. Ross for his 11 years of service on our board.

INFORMATION REGARDING OUR BOARD AND ITS COMMITTEES
Committees of Our Board
      Corporate governance typically refers to the system that allocates duties and authority among a company’s shareholders, board of directors and management. The shareholders elect the board and vote on extraordinary matters; the board is our governing body; and management runs the company’s day-to-day operations. Our board of directors currently consists of ten directors, nine of whom are nominated for election as described in “Proposal 1: Election of Directors.” The board believes that there should be a substantial majority of independent directors on the board. The board also believes that it is useful and appropriate to have the chief executive officer serve as a director.
      “Independent” Directors. Each of our directors other than Messrs. Vonk and Manning qualify as “independent” in accordance with the published NASDAQ corporate governance rules. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by NASDAQ rules, the board and the nominating/corporate governance committee have each made a subjective determination as to each independent director that no relationships exist which, in their opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director’s business and personal activities as they may relate to us and our management.
      Each of the members of our nominating/corporate governance committee meet the independence requirements as established by NASDAQ. Our compensation committee is composed entirely of non-employee directors, all of whom other than Mr. Manning, chairman of the committee, are independent within the NASDAQ rules. Mr. Manning served as the interim chairman and chief executive officer of Gevity from October 2001 until April 2002 during which period we sought to employ a new chief executive officer. He was compensated on a month-to-month basis for his interim service. He resigned from these positions when Mr. Vonk, Gevity’s current chairman and chief executive officer, assumed these responsibilities in April 2002. Under the rules of NASDAQ, a director is not deemed to be “independent” if he was employed by the company within the past three years. Our board determined that Mr. Manning’s position on the compensation committee was in the best interest of our company and our shareholders in light of his prior experience and his knowledge of Gevity and our industry. Accordingly, our board appointed him in July 2004 to the compensation committee under the “exceptional and limited circumstances” exception under the rules of NASDAQ which allows for the appointment of a member to the compensation committee who is not otherwise independent. Our board took notice of the fact that after January 1, 2006, Mr. Manning will be independent as more than three years other than the current year will have passed since his interim service at Gevity.
      The members of the audit committee each qualify as “independent” as required by NASDAQ rules and under special standards established by the Securities and Exchange Commission (“SEC”) for members of audit committees. The audit committee also includes at least one independent member who is determined by our board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules, including that each person meets the relevant definition of an “independent director.”
      Board Responsibilities and Structure. The primary responsibilities of our board are oversight, counseling and direction to our management in the long-term interests of our company and our shareholders. Our board’s responsibilities include: (a) selecting and regularly evaluating the performance of the chief executive officer and other senior executives; (b) planning for succession with respect to the position of chief executive officer and monitoring management’s succession planning for other senior executives; (c) reviewing and, when appropriate, approving our major financial objectives and strategic and operating plans and actions; (d) overseeing the conduct of our business to evaluate whether the business, in the judgment of the board, is being properly managed; and (e) overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures as well as compliance with law and ethical business practices. Our board has instructed our chief executive officer, working with our other executive officers, to manage our business in a manner consistent with our standards and practices, and in accordance with all applicable legal requirements and our published code of ethics, and in compliance with any specific plans, instructions or directions of our board. Our chief executive officer and management are responsible for seeking the advice and, in appropriate situations, the approval of our board with respect to extraordinary actions to be undertaken by our company.
      Our board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Board agendas include regularly-scheduled sessions for the independent directors to meet without management present. Our board has delegated various responsibilities and authority to different board committees as described below. Committees regularly report on their activities and actions to the full board. In furtherance of our commitment to sound corporate governance, each board member has access to all of our employees outside of board meetings.
      Board Committees and Charters. Each year our board appoints the members of our audit, compensation, nominating/corporate governance, long-term strategy, executive, and investment committees, which are standing committees of our board. Copies of the current committee charter for each committee, except for the long-term strategy committee, are posted on our website at www.gevity.com in the “Investor Relations” section. Our audit committee charter is subject to annual review, was revised as of February 16, 2005, and is included as Exhibit A to this proxy statement. The current members of our committees are identified in the following table.

			Nominating/			Long-
			Corporate			Term
Director	Audit	Compensation	Governance	Executive	Investment	Strategy

Erik Vonk				Chair		X
George B. Beitzel	Chair	X
Darcy E. Bradbury	X	X			Chair
James E. Cowie		X	X		X
A.D. Frazier(1)
Jonathan H. Kagan	X		Chair		X
David S. Katz	X			X		Chair
James F. Manning		Chair		X
Elliot B. Ross(2)	X		X			X
Jeffrey A. Sonnenfeld			X			X

(1)	Mr. Frazier was elected to our board on February 16, 2005. He is expected to be appointed to one or more of our committees following the annual meeting.

(2)	Mr. Ross is not standing for re-election at the annual meeting, and his term as a director will end on the date of the annual meeting.
      Audit Committee. Our audit committee assists our board in its general oversight of Gevity’s financial accounting and reporting, systems and integrity of internal controls as well as with respect to our independent audit processes and results. The audit committee is solely and directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors. Our management has responsibility for preparing our financial statements as well as our financial reporting process. In 2004, the audit committee held eleven meetings. The responsibilities and activities of the audit committee are described in greater detail under “Audit Committee — Audit Committee Report.”
      Compensation Committee. Our compensation committee determines the compensation of our chief executive officer and all senior vice presidents and establishes the parameters for the compensation of our other officers holding the title of vice president. The committee also reviews and reassesses annually the compensation paid to members of our board for their service on our board and on committees of our board and recommends any changes in such compensation to the board for its approval. In addition, the committee authorizes all stock option and other equity-based awards to employees and non-employee directors under our stock option and equity incentive plans. The compensation committee held eight meetings in 2004. For more information, see “Executive Compensation — Report of the Compensation Committee on Executive Compensation.”
      Nominating/ Corporate Governance Committee. Our nominating/corporate governance committee reviews and reports to our board on a periodic basis with regard to matters of corporate governance. The nominating/corporate governance committee held four meetings in 2004.
      The nominating/corporate governance committee makes recommendations to our board regarding the size and composition of our board. The committee is responsible for reviewing with our board, from time to time, the appropriate skills and characteristics required of board members in the context of the current size and make-up of our board in light of company objectives. This assessment includes issues of diversity and numerous other factors such as professional or business experience and qualifications. These factors, and any other qualifications considered relevant by the committee, are reviewed in the context of an assessment of the perceived needs of our board at a particular point in time. As a result, the priorities and emphasis of the nominating/corporate governance committee and of our board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective board members. Therefore, while focused on the achievements and the perceived ability of potential candidates to make a positive contribution with respect to such factors, the nominating/corporate governance committee has not established any specific minimum criteria or qualifications that a nominee must possess. The committee establishes procedures for the nomination process, recommends candidates for election to our board between annual shareholder meetings and recommends the slate of director nominees for election at each annual meeting.
      Consideration of new board nominee candidates typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. In general, candidates for nomination to our board are suggested by board members or by employees. With regard to our newest candidate elected to our board, Mr. Frazier was initially suggested as a candidate by Mr. Sonnenfeld, one of our board members. In 2004, we did not employ a search firm or pay fees to any third-parties in connection with seeking or evaluating board nominee candidates.
      The nominating/corporate governance committee will consider candidates proposed by shareholders provided such nominations comply with the provisions of our bylaws. A shareholder seeking to recommend a prospective nominee for the committee’s consideration should submit the candidate’s name and qualifications by email to corporate.secretary@gevity.com, by fax to Corporate Secretary at (941) 744-3322 or by mail to Gregory M. Nichols, Secretary, Gevity HR, Inc., 600 301 Boulevard West, Bradenton, FL 34205. See “Additional Meeting Information — Shareholder Proposals” for the procedures to be followed by shareholders in submitting proposals, including recommendations for director nominees, to be included in our proxy statement and form of proxy relating to the 2006 annual meeting of our shareholders. The committee evaluates candidate nominees proposed by shareholders using the same criteria as for other candidates.
      Executive Committee. Our executive committee may exercise all power and authority of our board of directors in the management of our business and affairs when action is required to be taken between regular meetings of our board where time is of the essence and it is not practicable to convene a special meeting of our board. The executive committee may exercise these powers to the fullest extent permitted under our articles of incorporation, bylaws and Florida law. The executive committee held one meeting in 2004.
      Investment Committee. Our investment committee is responsible for overseeing our company’s investment policies and guidelines. The duties of the investment committee include establishing policies and guidelines for the investment of our cash and revising such policies and guidelines whenever, in the judgment of the committee, it is appropriate to do so. The investment committee also monitors our established investment policies and receives periodic reports from our officers who are responsible for implementing the committee’s policies and guidelines. In 2004, the investment committee held two meetings.
      Long-Term Strategy Committee. The long-term strategy committee was established in June 2004 to assist the board in reviewing the long-range financial and strategic objectives of our company. The duties of the long-term strategy committee are expected to include establishing and recommending to the board the long-term strategic direction and goals of our company; reviewing material changes to our company’s strategic long-term goals, including considering acquisitions, joint ventures and the financing of such transactions; and reviewing the allocation of corporate resources as recommended by management to ensure that such activities are consistent with the strategic direction of our company. The long-term strategy committee did not meet in 2004 and no charter has yet been approved for this committee.
      Attendance at Board, Committee and Annual Shareholders’ Meetings. Our board held ten meetings in 2004. All directors are expected to attend each meeting of our board and the committees on which he or she serves, and are also expected to attend the annual meeting of our shareholders. In 2004, no director attended less than 75% of the meetings of our board, our shareholders and the committees on which he or she served. Eight directors attended the 2004 annual meeting of our shareholders.
      Our board does not have a formal policy that seeks to limit the number of committee seats held by an independent director, but our board’s guideline of attending all meetings reflects our board’s expectation that each director will meet his or her commitments to the position. The time commitments of directors vary substantially with regard to their individual involvement with their primary positions; their involvement with other commercial, charitable and similar organizations; and certain other commitments. A director’s involvement with other boards is just one factor considered by our nominating/corporate governance committee in deciding if a director can devote the time and attention necessary to be an informed and effective director of our company.
      Communications from Shareholders to the Board. Our board recommends that shareholders initiate any communications with our board in writing and send them in care of our corporate secretary. Shareholders can send communications by e-mail to corporate.secretary@gevity.com, by fax to Corporate Secretary at (941) 744-3322 or by mail to Gregory M. Nichols, Secretary, Gevity HR, Inc., 600 301 Boulevard West, Bradenton, FL 34205. This centralized process will assist our board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication. Our board has instructed our corporate secretary to forward such correspondence only to the intended recipients; however, our board has also instructed our corporate secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for our board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in our company for review and possible response.
Corporate Governance Guidelines
      Our board has adopted a set of Guidelines on Significant Corporate Governance Issues (“Guidelines”), and the nominating/corporate governance committee is responsible for overseeing the Guidelines and reporting and making recommendations to the board concerning corporate governance matters. The Guidelines are posted on our web site at www.gevity.com in the “Investor Relations” section. That section also includes the Gevity HR, Inc. Code of Business Conduct and Ethics (“Code of Ethics”) which has been adopted by our board. Our Code of Ethics applies to all of our directors, officers and employees with regard to their company-related activities. Among other matters, the Guidelines include the following items concerning our board:

•	The board believes that there should be a substantial majority of independent directors on the board.

•	Independent directors should meet on a regular basis apart from other board members and management representatives.

•	All directors should stand for election every year.

•	Board compensation should be a mix of cash and equity-based compensation. Management directors will not be paid for board membership in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from Gevity in addition to their board compensation. To the extent practicable, independent directors, if any, who are affiliated with our service providers will undertake to ensure that their compensation from such providers does not include amounts connected to payments by Gevity.

•	Board members must act at all times in accordance with the requirements of our Code of Ethics, which are applicable to each director in connection with his or her activities relating to Gevity. This obligation includes adherence to Gevity’s policies with respect to conflicts of interest, confidentiality, protection of Gevity’s assets, ethical conduct in business dealings, and respect for and compliance with applicable law. Any waiver of the requirements of the Code of Ethics with respect to any individual director or executive officer will be reported to, and subject to the approval of, the board.

•	The board establishes committees of the board and appoints members of such committees.

•	The audit, compensation and nominating/corporate governance committees should consist entirely of independent directors. The board approved a temporary exception to this policy in connection with Mr. Manning’s service as chair of the compensation committee, as described above under “Information Regarding Our Board and Its Committees — Committees of Our Board.”

•	The annual cycle of agenda items for board meetings is expected to change on a periodic basis to reflect board requests and changing business and legal issues. The board will have regularly scheduled presentations from the heads of significant functional areas within the company. The board’s annual agenda will include, among other items, the long-term strategic plan for the company, capital projects, budget matters and management succession.

•	The board may contact and meet with any Gevity employee at any time.

•	The chief executive officer reports at least annually to the board on succession planning and management development.

•	At least annually, the board evaluates the performance of the chief executive officer and other senior management personnel.

•	The board and each board committee conducts periodic self-evaluations and self-assessments of itself and its members.

•	The board works with management to schedule new-director orientation programs and continuing education programs for directors. The orientation programs are designed to familiarize new directors with Gevity’s businesses, strategies and challenges, and to assist new directors in developing and maintaining the skills necessary or appropriate for the performance of their responsibilities. Continuing education programs for board members may include a mix of in-house and third-party presentations and programs.

•	Non-employee directors and our executive officers are encouraged to be Gevity shareholders through a combination of their participation in our stock incentive plans and other purchases of our common stock. Our stock ownership guidelines provide that non-employee directors should own shares of our common stock having a value of not less than five times the amount of the annual fee paid to them for serving as a board member. With respect to our executives, our guidelines provide that our chief executive officer should own shares of our common stock having a value of not less than five times his annual base salary, our executive officers with line responsibility should own shares of our common stock having a value of not less than two times their annual base salary and our executive officers with staff responsibilities should own shares of our common stock having a value not less than their annual base salaries.

•	With limited exceptions, directors and officers may not invest in (purchase or otherwise receive or write) derivatives of Gevity securities, e.g., puts and calls on Gevity securities, or enter into any “short sales” or “short positions” with respect to Gevity securities. A short position is one in which the holder will profit if the market price of the securities either remains the same or decreases. Gevity considers it inappropriate and contrary to the interests of Gevity and its shareholders for directors and officers to take such investment positions.

Directors’ Compensation
      Gevity’s philosophy regarding director compensation is set forth in our corporate governance guidelines described under “Corporate Governance Guidelines” above.
      For 2004 each non-employee director then in office received an annual fee of $20,000 plus reasonable travel expenses for attending board and committee meetings. Each non-employee director also received $1,250 for attending each meeting of our board or a committee thereof. In addition, committee chairs received $3,000 per year for serving in such capacity, except that the chair of the audit committee received $5,000 per year. No stock option awards were made to non-employee directors in 2004.
      On February 16, 2005, our board, upon the recommendation of the compensation committee, approved the cash compensation of our board members for 2005. The annual fee was increased to $25,000, and the fees payable to the committee chairs and for attending board and committee meetings remained the same as those set for 2004. However, in order to transition from a calendar year schedule for payment of such fees to a schedule that aligns the payment of the annual fee with the annual election of our directors, the annual fee and the fees for the committee chairs will be pro rated for the period from January 1, 2005 until the date of our annual meeting, and the full amount of the annual fee and the fees for the committee chairs will be payable to each member of our board who is in office immediately following our 2005 annual meeting of shareholders.
      On February 15, 2005, non-employee directors were each granted an option to purchase 6,952 shares of our common stock at an exercise price per share of $21.14, being the fair market value of our common stock on that date. Such options have a ten-year term, are all immediately exercisable and can be exercised by a director for a period of 90 days after he or she ceases to be a director. The number of shares subject to each such option was determined by dividing $60,000 by $8.63, which was determined under the Black-Scholes method to be the value of the options granted to our executive officers on the same date (see “Option Grants in 2004” at page 22) and at the same exercise price as those granted to the non-employee directors. The options granted to our executive officers have a ten-year term and vest 25% on each anniversary of the date of grant.

OWNERSHIP OF SECURITIES
Security Ownership of Certain Beneficial Owners and Management
      At the close of business on March 15, 2005, our record date, we had issued, outstanding and entitled to vote at the annual meeting 27,504,159 shares of common stock. The following table sets forth the beneficial ownership of our common stock as of such date, by each director and executive officer named in the Summary Compensation Table included in this proxy statement; each beneficial owner of more than 5% of our outstanding common stock; and our directors and executive officers as a group.

	No. of Shares		% of Shares
Shareholder	Beneficially Owned(1)		Outstanding

Julian H. Robertson, Jr.	1,660,000	(2)	6.0%
101 Park Avenue, 48th Floor, New York, NY 10178
Wells Fargo & Company	1,579,725	(3)	5.7%
420 Montgomery Street, San Francisco, CA 94163
RS Investment Management Co. LLC	1,460,200	(4)	5.3%
388 Market Street, Suite 200, San Francisco, CA 94111
James E. Cowie, Director	961,404	(5)(6)	3.5%
David S. Katz, Director	961,404	(5)(7)	3.5%
Erik Vonk, Chairman and Chief Executive Officer	724,566	(8)	2.6%
James F. Manning, Director	308,930	(9)	1.1%
Lisa J. Harris, SVP, Client Services and Chief Information Officer	179,665	(10)	*
Elliot B. Ross, Director	127,803	(11)	*
Jonathan H. Kagan, Director	124,014	(12)	*
George B. Beitzel, Director	120,818	(13)	*
Sal J. Uglietta, SVP, Sales and Market Development	59,700	(14)	*
Darcy E. Bradbury, Director	56,952	(15)	*
Gregory M. Nichols, SVP and General Counsel	48,750	(16)	*
Peter C. Grabowski, SVP and Chief Financial Officer	49,000	(17)	*
A.D. Frazier, Jr., Director	14,802	(18)	*
Jeffrey A. Sonnenfeld, Director	8,327	(19)	*
Robert Minkhorst, Former SVP, Marketing and Sales	—	(20)	*
Directors and executive officers as a group (15 persons)	2,801,683	(21)	9.8%

*	Less than 1%.

(1)	Unless otherwise stated, the beneficial owner has sole voting and investment power over the shares indicated. References in the footnotes below to currently exercisable stock options include options exercisable within 60 days of March 15, 2005.

(2)	Based upon information contained in a written communication between Tiger Management LLC and our company, dated March 16, 2005.

(3)	Based upon the information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 21, 2005. The Schedule 13G was filed by Wells Fargo & Company on behalf of the following subsidiaries: Wells Capital Management Incorporated, Wells Fargo Bank, National Association, and Wells Fargo Funds Management, LLC.

(4)	Based upon the information contained in a Schedule 13G filed with the Securities Exchange Commission on December 31, 2004 by RS Investment Management Co. LLC, RS Investment Management, L.P., RS Partners Fund and George R. Hecht. RS Investment Management Co. LLC is the parent company of registered investment advisers whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares. No individual client’s holdings of such shares, except for RS Partners Fund, are more than five percent of the outstanding shares of our common stock. RS Investment Management, L.P. is a registered investment adviser, a managing member of registered investment advisers, and the investment adviser to RS Partners Fund, a registered investment company. RS Investment Management Co. LLC is the general partner of RS Investment Management, L.P. George R. Hecht is a control person of RS Investment Management Co. LLC and RS Investment Management, L.P.

(5)	Includes an aggregate of 944,452 shares held by Frontenac VIII Limited Partnership and Frontenac Masters VIII Limited Partnership. The shareholder is a member of Frontenac Company VIII, LLC, the general partner of Frontenac VIII Partners, LP, which in turn is the general partner of Frontenac VIII Limited Partnership and Frontenac Masters VIII Limited Partnership. In such capacity, he has a pecuniary interest in the shares held by Frontenac VIII Limited Partnership and Frontenac Masters VIII Limited Partnership. The shareholder disclaims beneficial ownership of any securities held by Frontenac VIII Limited Partnership and Frontenac Masters VIII Limited Partnership.

(6)	Includes 16,952 shares which Mr. Cowie has the right to acquire through currently exercisable options.

(7)	Includes 16,952 shares which Mr. Katz has the right to acquire through currently exercisable options.

(8)	Includes 547,727 shares which Mr. Vonk has the right to acquire through currently exercisable options.

(9)	Includes 81,278 shares held by the Manning Charitable Remainder Trust. Mr. Manning disclaims any beneficial ownership of this trust. Also includes 56,952 shares which Mr. Manning has the right to acquire through currently exercisable options.

(10)	Includes 4,179 shares held by the Richard E. Harris Revocable Trust. Also includes 174,625 shares which Ms. Harris has the right to acquire through currently exercisable options.

(11)	Includes 68,952 shares which Mr. Ross has the right to acquire through currently exercisable options.

(12)	Includes an aggregate of 330 shares held by Mr. Kagan’s minor children. Also includes 40,286 shares that Mr. Kagan has the right to acquire through currently exercisable options.

(13)	Includes 24,779 shares owned by Mary L. Beitzel. Also includes 23,952 shares which Mr. Beitzel has the right to acquire through currently exercisable options.

(14)	Mr. Uglietta became senior vice president, sales and market development effective October 15, 2004. Includes 7,200 shares held by the Pamela L. Uglietta Trust. Also includes 52,500 shares which Mr. Uglietta has the right to acquire through currently exercisable options.

(15)	Includes 16,952 shares which Ms. Bradbury has the right to acquire through currently exercisable options.

(16)	Includes 47,250 shares which Mr. Nichols has the right to acquire through currently exercisable options.

(17)	Includes 49,000 shares which Mr. Grabowski has the right to acquire through currently exercisable options.

(18)	Includes 7,850 shares held by the A.D. Frazier, Jr. Trust and 6,952 shares that Mr. Frazier has the right to acquire through currently exercisable options.

(19)	Includes 6,952 shares Mr. Sonnenfeld has the right to acquire through currently exercisable options.

(20)	Mr. Minkhorst resigned as senior vice president, marketing and sales on October 15, 2004.

(21)	Please refer to notes (5) through (20).
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely upon our review of copies of such reports as filed with the SEC and representations from certain persons that no other reports were required for those persons, we believe that all filing requirements applicable to our executive officers, directors and greater than 10% shareholders were complied with for the year ended December 31, 2004.

STOCK PERFORMANCE GRAPH
      The following graph compares the return on our common stock from December 31, 1999 through each of the years ended December 31, through 2004, with the NASDAQ Stock Market (U.S.) Index, last year’s peer group index and our current peer group index. The comparison assumes $100 was invested on December 31, 1999 in (i) Gevity, (ii) the NASDAQ Stock Market (U.S.) Index, (iii) last year’s peer group index, and (iv) the current peer group index, and assumes reinvestment of dividends and distributions. The current peer group index is comprised of the following leading human resource outsourcing organizations: Automatic Data Processing, Inc., Convergys Corporation, Spherion Corporation, Hewitt Associates, Inc., Paychex, Inc., Ceridian Corporation, Administaff, Inc., Watson Wyatt & Company Holdings, Century Business Services, Inc., Sourcecorp, Incorporated, Korn/Ferry International, Navigant Consulting, Inc. and Talx Corporation. Last year’s peer group index consisted of Administaff, Inc., Automatic Data Processing, Inc., Ceridian Corporation and Paychex, Inc. We expanded the peer group index to include the nine additional industry-related public companies that are in the peer group used to benchmark our compensation policies and practices so that the peer group index used for our stock performance graph and the compensation peer group will be the same. See “Executive Compensation — Report of the Compensation Committee on Executive Compensation.” The expanded peer group index also provides a broader representation of companies in our industry.

	Cumulative Total Return

	12/99	12/00	12/01	12/02	12/03	12/04

Gevity HR, Inc.	100.00	31.58	28.65	48.48	272.51	254.80
Nasdaq Stock Market (U.S.) Index	100.00	60.30	45.49	26.40	38.36	40.51
Last Year’s Peer Group Index	100.00	133.62	116.62	82.32	94.88	98.65
Current Peer Group Index	100.00	127.87	110.97	75.12	88.32	91.82

EXECUTIVE COMPENSATION
Report of the Compensation Committee on Executive Compensation
      The compensation committee (the “Committee”) administers Gevity’s executive compensation program. The Committee determines the compensation for Gevity’s chief executive officer and all senior vice presidents. The Committee also establishes parameters for the compensation of officers holding the title of vice president. In addition, the Committee oversees Gevity’s compensation plans and policies and administers its equity incentive plans (including reviewing and approving stock option grants to executive officers). The Committee’s charter reflects these various responsibilities and the Committee and the board of directors periodically review and revise the Committee’s charter as they deem necessary or appropriate.
      The Committee has retained an independent consultant to assist the Committee in fulfilling its responsibilities with respect to the compensation of our executives and with respect to its recommendations to our board concerning director compensation

General Compensation Philosophy
      The Committee’s guiding philosophy is to provide a compensation package that attracts and retains executive talent and delivers rewards for superior performance and consequences for underperformance. It is also the Committee’s practice to provide a balanced mix of cash and equity-based compensation that the Committee believes is appropriate to align the short and long-term interests of our executives with that of our shareholders and to encourage executives to act as equity owners of Gevity.
      The Committee seeks to attract and retain executive talent by offering competitive base salaries, annual performance incentive opportunities and the potential for long-term rewards under Gevity’s long-term incentive program. It is the Committee’s practice to provide incentives that promote both the short and long-term financial objectives of Gevity. Achievement of short-term objectives is rewarded through base salary and annual performance incentives, while long-term equity-based incentive grants encourage executives to focus on Gevity’s long-term goals. These incentives are based on financial objectives of importance to Gevity and other factors which will, if achieved, create shareholder value. Our compensation program also accounts for individual performance, which enables the Committee to differentiate among executives and emphasize the link between personal performance and compensation. Gevity’s compensation practices reflect the Committee’s pay-for-performance philosophy, whereby a significant portion of executive compensation is at risk and tied to both individual and company performance.
      The annual performance incentives are payable in cash. To date, the long-term incentive components of Gevity’s compensation program has consisted solely of stock option grants. However, the Committee recommended, and our board of directors approved, a new equity incentive plan which is presented for consideration and approval by our shareholders in the form of the 2005 Equity Incentive Plan. See Proposal 2 on page 28. The 2005 Equity Incentive Plan is a redesign of Gevity’s prior stock incentive plans and includes the ability to grant performance-based stock awards and time-vested restricted stock units, along with stock options, stock appreciation rights, dividend equivalent rights and phantom shares. These changes allow the Committee to use forms of equity-based incentive awards in addition to stock options and reflect the Committee’s philosophy that long-term incentive compensation serves three purposes: to align the interests of executives with those of our shareholders (through stock options or stock appreciation rights), to promote Gevity’s long-term performance goals (through performance-based awards), and to further executive retention (through time-vested equity awards).
      The Committee also recommended, and our board of directors approved, a new 2005 Executive Incentive Compensation Plan, which is substantially similar to our annual incentive compensation plan for executive officers that was approved by our shareholders in 2002, except that it allows additional factors to be used as performance measures (which the Committee believes is necessary and appropriate to align the factors with Gevity’s objectives) and increases the maximum amount of an annual incentive award as well as allowing awards that cover periods in excess of one year. This plan is also being presented for consideration and approval by our shareholders. See Proposal 3 on page 37.

      Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a tax deduction for compensation in excess of $1 million in any one year paid to its chief executive officer or any of its four other highest paid executive officers, unless certain specific and detailed criteria are satisfied. The Committee considered the potential impact of Section 162(m) in its review and establishment of compensation programs and payments. Compensation targets and performance factors established by the Committee for 2004 and 2005 for the chief executive officer and the four other highest paid executive officers of Gevity were designed to comply with the requirements of Section 162(m).
      The 2005 Equity Incentive Plan and the 2005 Executive Incentive Compensation Plan presented to shareholders for their approval are designed to be Section 162(m) compliant.
      Gevity seeks to maintain an egalitarian culture in its facilities and operations. Neither our executive officers nor our other officers are entitled to operate under different standards from our other employees. We do not provide officers with reserved parking spaces or separate dining or other facilities, nor do we have programs providing for personal benefit perquisites to officers. Our healthcare and other insurance programs are the same for all eligible employees, including officers. There are no outstanding loans of any kind to any executive officer and Gevity will not make any company loans to executive officers. Gevity expects its board members and officers to be role models under its Code of Ethics, which are applicable to all board members and employees, and board members and officers are not entitled to operate under lesser standards.

Stock Ownership Guidelines
      Our board of directors has approved stock ownership guidelines that are intended to fully align the interests of our executive officers and the members of our board of directors with the interests of our shareholders, further promote our commitment to sound corporate governance and signify our leadership’s confidence in our company. These guidelines encourage covered individuals to achieve certain goals concerning the ownership of our common stock over the next five years. With respect to non-employee directors, the ownership goal is five times their annual cash retainer. The ownership goal for our chief executive officer is five times his annual base salary. The ownership goal for senior vice presidents with line responsibilities is two times their annual base salary and for senior vice presidents with staff responsibilities is equal to their annual base salary. Gevity expects that each covered person will make reasonable progress toward achieving his or her respective goal, but we recognize that various life events may influence the progress toward achieving these goals.

2004 Compensation
      Consistent with the Committee’s compensation philosophy, the elements of the 2004 executive compensation program were base salary, annual performance-based incentive awards and long-term equity-based incentive awards in the form of stock option grants.
      Base Salaries. Consistent with its compensation philosophy, the Committee established base salaries which were believed to be competitive within our industry and which reflect each executive officer’s level and amount of responsibility. The Committee also took into account the results achieved by the executive, his or her future potential, and the scope of the executive’s responsibilities and his or her experience.
      Performance-Based Annual Incentive Awards. A substantial portion of each executive officer’s potential total annual compensation is in the form of a performance-based annual incentive award. For 2004, the Committee established the performance measures and amount of the annual incentive award for the chief executive officer and considered the recommendations by the chief executive officer regarding targeted incentive amounts and performance measures for each other executive officer. With respect to the chief executive officer, the Committee established a potential annual incentive award of 200% of his base salary, contingent upon Gevity achieving diluted earnings per share of $1.00. This earnings per share level represented more than a 60% increase from the $0.62 in diluted earnings per share reported by Gevity for 2003. In addition, the Committee established other qualitative and quantitative financial goals for the chief executive officer which, depending upon whether they were met at the target level, could be used to reduce by up to 25%, but not increase, his annual incentive award based upon Gevity’s reported diluted earnings per share.

      With respect to the other four most highly compensated executive officers, after considering the recommendations of the chief executive officer, the Committee established financial performance measures for each of such executive officers which, if met, would result in annual incentive awards ranging from 40% to 66.7% of such executive’s base salary, subject to adjustment in each case dependent upon the executive’s performance with respect to stated quantitative and qualitative personal objectives.
      Performance-Based Long-Term Incentive Awards. For 2004, long-term incentive awards for the chief executive officer and the other four most highly-paid executive officers consisted of grants of non-qualified stock options. The Committee established a long-term incentive award as a percentage of base salary for the chief executive officer based upon his attainment of specified performance levels at the target level. Taking into account the recommendations of the chief executive officer with respect to the other executive officers, the Committee determined target levels for the long-term incentive award as a percentage of base salary for each of such executives based upon his or her attainment of specified performance measures. In the case of the chief executive officer, the long-term incentive award was set at a maximum value of $1 million; in the case of the other executives, the potential long-term incentive award value ranged from 75% to 100% of the executive’s base salary. Upon determination by the Committee of the level of achievement with respect to the long-term incentive award, the Committee granted non-qualified options under Gevity’s 2002 Stock Incentive Plan to each of the executives having a dollar value, computed by the Black-Scholes method, equal to the dollar value of the award on the date of determination and grant. All of the options have a ten-year term and vest 25% on each anniversary of the grant date. All options were granted with an exercise price per share of $21.14, equal to the fair market value of our common stock on February 15, 2005.

Compensation of Our Chief Executive Officer
      The non-employee directors meet each year in executive session to evaluate the performance of our chief executive officer, the results of which are used by the Committee as a factor in determining his compensation.
      For 2004, the Committee maintained the base salary of Mr. Vonk at $500,000 per year, equal to his base salary for 2003 and (on an annualized basis) for 2002, when he was first employed by Gevity in March of that year. The Committee also maintained his annual, non-accountable allowance of $50,000, at the same level of such allowance since the inception of his employment by Gevity.
      The Committee awarded Mr. Vonk a performance-based annual cash incentive award of $1 million for 2004 based upon the company’s achievement of diluted earnings per share of $1.24 (above the target of $1.00 per share) on a pro forma basis. The Committee determined that no reduction in this annual incentive award was appropriate based upon the other qualitative and quantitative performance measures established with respect to Mr. Vonk’s annual incentive compensation for 2004.
      Earnings per share on a diluted basis for 2002, 2003 and 2004 during Mr. Vonk’s tenure as our chief executive officer (April 2002 to date) were as follows:

Year	Earnings Per Share

2002	$0.22
2003	$0.62
2004	$1.24(pro forma	)(1)

(1)	Pro forma diluted earnings per share for 2004 excludes the effect of the non-recurring, non-cash charge to retained earnings to accelerate the amortization of the discount associated with the Series A Convertible, Redeemable Preferred Stock conversion, the accretion of redemption value prior to the conversion, and the Preferred Stock dividends.
      The Committee also granted Mr. Vonk a non-qualified option to purchase 115,875 shares of our common stock, determined to have a value of $1 million on the date of grant on February 15, 2005, in accordance with the Black-Scholes method, in recognition of Mr. Vonk meeting specified 2004 long-term incentive award performance measures as established by the Committee. This option has a ten-year term, an exercise price per share of $21.14, the fair market value of our common stock on the date of grant, and vests 25% on each anniversary of the date of grant.

2005 Compensation
      For 2005, the Committee determined to continue its philosophy of compensating our executive officers through a combination of base salaries, annual performance-based incentive awards and performance-based long-term incentive awards. The Committee utilized the services of an independent consultant to assist the Committee in designing our executive compensation program for 2005 and in setting the groundwork for executive compensation in future years. With the assistance of this consultant, the Committee identified an industry-related peer group of 13 public companies for use in annual external pay and performance validation.
      The companies in this peer group are: Automatic Data Processing, Inc., Convergys Corporation, Spherion Corporation, Hewitt Associates, Inc., Paychex, Inc., Ceridian Corporation, Administaff, Inc., Watson Wyatt & Company Holdings, Century Business Services, Inc., Sourcecorp, Incorporated, Korn/ Ferry International, Navigant Consulting, Inc. and Talx Corporation.
      In addition, Accenture Ltd. and Manpower Inc. were reviewed by the Committee for pay practices but were not included in aggregate peer group data results given their larger size.
      The Committee’s philosophy is to target total compensation opportunities for our senior executives that are commensurate with the size of our company, recognizing that the somewhat larger revenue size of some of the companies in the peer group requires that the Committee take notice of the disparity in size in setting the compensation program for our executives. Generally, the Committee intends to target total annual compensation paid to Gevity’s chief executive officer above the 50th percentile and to its other executive officers between the 25th and 50th percentiles of the total annual compensation paid by the peer group to persons holding comparable positions, for performance results at target levels. Award leverage will provide opportunities for executives to receive above target compensation for performance at the superior performance levels and below target compensation for performance at threshold levels, with no incentive awards for performance below the threshold level. For the chief executive officer, the Committee intends to move toward a total compensation mix in which approximately 25% of his total compensation is represented by base salary, approximately 20% is represented by potential annual incentive awards and approximately 55% is represented by potential long-term incentive awards. Consistent with this philosophy and objectives, the Committee established Gevity’s 2005 senior executive compensation program as follows:
      Base Salaries. The Committee established base salaries for Gevity’s chief executive officer and its four other most highly-compensated senior executives for 2005 as shown in the following table:

Name and Title	2005 Base Salary

Erik Vonk	$600,000
Chief Executive Officer
Lisa J. Harris	$345,000
Senior Vice President, Client Services and Chief Information Officer
Sal J. Uglietta	$345,000
Senior Vice President, Sales and Market Development
Peter C. Grabowski	$260,000
Senior Vice President and Chief Financial Officer
Gregory M. Nichols	$220,000
Senior Vice President and General Counsel
      In the case of Mr. Vonk, the Committee determined that his 2005 base salary of $600,000 was slightly above the 25th percentile paid by the peer group. For the other executive officers, their 2005 base salaries range from the 10% to 25% percentiles paid by the peer group.

      Performance-Based Annual Incentive Awards. For 2005, the Committee established a target performance-based annual incentive award for Mr. Vonk at $810,000, with an incentive award of $600,000 for performance at the threshold level and a $1 million annual incentive award for performance at the superior level. No annual incentive award will be paid to him for performance below the respective threshold level, although the two performance measures are severable so that performance above the threshold level with respect to one of the measures could result in an award, even though performance with respect to the other measure was below the threshold level. In no event will the aggregate annual incentive award to Mr. Vonk for 2005 exceed $1 million. The two performance measures established to determine performance at the threshold, target and superior levels for Mr. Vonk consist of earnings per share achievement (50% weighted) and growth in the total number of worksite employees during the year (50% weighted). The Committee also established certain other qualitative and quantitative performance measures which can be used to reduce by up to 25%, but not increase, the annual incentive award otherwise payable to Mr. Vonk depending upon performance with respect to those measures at specified threshold, target and superior levels.
      For Gevity’s other senior executives, the Committee established 2005 annual incentive award targets ranging from 40% to 66.7% of base salary at target levels, 30% to 50% of base salary at threshold levels and 60% to 100% of base salary at superior levels of performance. The Committee established specific performance measures for each of the other executive officers, taking into account the recommendations of the chief executive officer, consisting of a combination of company-wide and personal objective goals and levels of achievement.
      The annual incentive awards to the chief executive officer and the other executive officers will be paid in cash after the determination by the Committee following the end of 2005 as to the levels of attainment against the stated performance measures.
      Performance-Based Long-Term Incentive Awards. For 2005, the Committee established long-term incentive awards for the chief executive officer and Gevity’s other four most highly paid executive officers. For Mr. Vonk, performance at the target level will result in the grant of an option to purchase 139,050 shares of common stock, declining to an option to purchase 111,240 shares of common stock for performance at the threshold level, and increasing to an option to purchase 166,860 shares of common stock for performance at the superior level. No award will be made for performance below the threshold level. Performance measures used to determine the amount of the long-term incentive award to our chief executive officer consist of overall performance by Gevity in 2005, increases in organic revenues and total number of worksite employees and successful implementation of our expanded business model. The number of shares underlying the option grants was determined by dividing $1,200,000 at the target level, $960,000 at the threshold level and $1,440,000 at the superior level by $8.63, determined by the Black-Scholes method to be the value of an option to purchase our common stock having the following terms and at an assumed exercise price of $21.14, which was the closing price for our common stock on February 15, 2005, the date of the determination of the award. The options granted to Mr. Vonk will be non-qualified options that have an exercise price per share equal to the fair market value of our common stock on the date of the award in 2006, a term of ten years and will vest 25% on each anniversary of the date of grant.
      For the other four most highly-paid executive officers, the Committee established performance-based long-term incentive awards for 2005 which range from 75% to 100% of base salary at target, 56.25% to 75% of base salary at threshold and 112.5% to 150% of base salary at superior level of performance. Performance measures consist of a combination of financial measures and personal objectives for each executive. The long-term incentive awards for 2005 will be paid in non-qualified options to purchase our common stock having the same terms as those described above with respect to Mr. Vonk and exercisable for a number of shares computed by dividing the dollar amount of the award by $8.63 in the same manner as with respect to Mr. Vonk’s award. Such options will also have an exercise price per share equal to the fair market value of our common stock on the date of the award in 2006, a term of ten years and will vest 25% on each anniversary of the date of grant.

This report is submitted by the Compensation Committee:
James F. Manning, Chairperson
George B. Beitzel
Darcy E. Bradbury
James E. Cowie
Compensation Committee Interlocks and Insider Participation in Compensation Decisions
      The compensation committee consists of Ms. Bradbury and Messrs. Manning, Beitzel and Cowie. In 2004, no member of the compensation committee was an officer or employee of Gevity, or any of our subsidiaries; and no member of the compensation committee had any interlocking relationships related to his or her position as a member of our board.
      In 2004, except for Mr. Vonk’s service on the Human Resources Committee of the Board of Directors of Danka Business Systems, PLC (which is its compensation committee), no executive officer served as a member of the compensation committee of another entity; a director of another entity, one of whose board members served on our compensation committee; or a director of another entity, one of whose board members served on our board.

Summary Compensation Table
      The following table sets forth all compensation paid or accrued for services rendered to Gevity and our subsidiaries for the last three fiscal years by the chief executive officer and the four other highest-paid executive officers for 2004 who were serving as executive officers at the end of 2004, and one additional individual who would have been included as one of such four highest-paid executive officers had he been an executive at the end of 2004:
SUMMARY COMPENSATION TABLE

						Long-Term Compensation
	Annual Compensation
						No. of Shares
				Other Annual		Underlying Options
				Compensation		Granted	All Other
Name and Title	Year	Salary	Bonus	(1)		(2)	Compensation

Erik Vonk(3)	2004	$500,000	$1,000,000	$105,285	(4)	115,875	—
Chief Executive Officer	2003	500,000	1,000,000	119,642	(4)	90,909	—
	2002	355,769	—	98,735	(4)	1,000,000	—
Lisa J. Harris	2004	$300,000	$200,000	—		34,762	—
Senior Vice President, Client	2003	249,231	200,000	—		28,500	—
Services and Chief	2002	230,000	—	—		50,000	—
Information Officer
Sal J. Uglietta(5)	2004	$300,000	$200,000	$—		34,762	—
Senior Vice President,	2003	63,460	50,000	109,350	(6)	210,000	—
Sales and Market Development
Robert Minkhorst(7)	2004	$252,404	$—	$396,500	(8)	—	—
Former Senior Vice	2003	300,000	200,000	13,350		28,500	—
President, Sales and	2002	8,077	—	49,500	(9)	250,000	—
Marketing
Peter C. Grabowski(10)	2004	$225,000	$100,000	—		19,554	—
Senior Vice President	2003	182,641	100,000	—		38,000	—
and Chief Financial Officer	2002	145,000	—	—		15,000	—
Gregory M. Nichols	2004	$200,000	$80,000	$—		17,381	—
Senior Vice President	2003	199,423	40,000	—		9,000	—
and General Counsel	2002	185,000	—	3,532	(6)	15,000	—

(1)	Does not include perquisites and other personal benefits, securities or property that do not aggregate in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(2)	Options shown for 2004 were granted on February 15, 2005 in respect of services rendered to Gevity during 2004. See “Option Grants in 2004” on page 22.

(3)	Mr. Vonk was employed on March 21, 2002, and became our chief executive officer on April 8, 2002.

(4)	Includes a $50,000 annual non-accountable allowance. Also includes a relocation allowance of $55,285, $69,642 and $63,158 for 2004, 2003 and 2002, respectively.

(5)	Mr. Uglietta was employed as a senior vice president on October 6, 2003.

(6)	Relocation expenses.

(7)	Mr. Minkhorst became a senior vice president on December 12, 2002 and resigned from this position effective October 15, 2004.

(8)	Includes $375,000 in severance and a $21,500 non-accountable allowance.

(9)	Mr. Minkhorst received $49,500 for consulting services provided from October 2002 to December 11, 2002.

(10)	Mr. Grabowski became senior vice president and chief financial officer on June 1, 2003. Prior to that date, Mr. Grabowski served as our vice president of finance and taxation.

Equity Compensation Plans
      1997 Stock Incentive Plan. In 1997, our shareholders approved the 1997 Stock Incentive Plan. The 1997 plan provides for various equity incentives, including options, to be granted to key employees, officers, and directors of our company. Initially, 2,500,000 shares of common stock were authorized for issuance under the 1997 plan. In May 2000, our shareholders approved an amendment to the plan that increased the number of shares reserved for issuance under the plan to 4,500,000 shares. All options are granted at fair market value on the date of grant. Options granted under the 1997 plan generally have a vesting period of four years for officers and key employees and generally are immediately vested for non-employee directors. Options generally may not be exercised more than 10 years from the grant date.
      2002 Stock Incentive Plan. In May 2002, our shareholders approved the 2002 Stock Incentive Plan. The 2002 plan provides for various equity incentives, including non-qualified options, to be granted to key employees, officers, directors, certain contractors and other service providers of our company. Under the 2002 plan, 2,000,000 shares of our common stock were authorized for issuance. All options are granted at fair market value on the date of grant. Options granted under the 2002 plan generally have a vesting period of four years for officers and key employees and generally are immediately vested for non-employee directors and may not be exercised more than 10 years from the grant date.
      Grants of options under both stock incentive plans are approved by the compensation committee of our board. Under both stock incentive plans, the exercise price of each option equals the market price of our common stock on the date of grant, and, accordingly under APB No. 25, no compensation expense has been recognized. However, FASB No. 123(R), released in late 2004, requires that the costs of all forms of equity-based compensation be recognized in a company’s statement of operations and that such costs be measured at the fair market value as of the date of grant. Public companies, including Gevity, will be required to apply FASB No. 123(R) as of the first interim or annual reporting period that begins after June 15, 2005.
      As of March 15, 2005, options to purchase 3,403,104 shares of our common stock were outstanding under both stock incentive plans at a weighted average exercise price of $10.80 per share. Of these 3,403,104 option shares, 1,535,390 were exercisable as of March 15, 2005. In addition, 82,266 shares of restricted stock were outstanding under the 2002 Stock Incentive Plan. As of March 15, 2005 an aggregate of 543,972 shares remain available for future issuance under our stock incentive plans.
      We are submitting the 2005 Equity Incentive Plan to our shareholders for approval. See Proposal 2 at page 28.
      The 2005 Plan will allow Gevity, under the direction of our compensation committee, to make broad-based grants of stock options, stock awards, performance units, stock appreciation rights, phantom shares and dividend equivalent rights, any of which may or may not require the satisfaction of performance objectives, to employees, consultants and other service providers and to non-employee directors. The primary purpose of these equity awards is to attract and retain talented employees, further align employee and shareholder interests, continue to closely link employee compensation with company performance and maintain a culture based on employee stock ownership. If approved, the proposed 2005 Plan will provide an essential component of our total compensation program, reflecting the importance that we place on motivating and rewarding superior results with long-term, performance-based incentives.
      We strongly believe that our stock option programs and our emphasis on employee stock ownership have been key ingredients to our success in the past and will be important as we implement our expanded business model and seek to achieve performance improvements in the years ahead. We believe that consistently superior performance is achieved through the ability to attract, retain and motivate the employee talent critical to attaining long-term improved company performance and shareholder returns. For the foregoing reasons, we recommend that our shareholders approve the 2005 Plan.
      If our shareholders approve the 2005 Equity Incentive Plan, no additional equity incentive awards will be made under either of the 1997 Stock Incentive Plan or the 2002 Stock Incentive Plan.

      Employee Stock Purchase Plan. We also have a shareholder-approved employee stock purchase plan. Internal employees of our company who regularly work more than twenty hours per week and have been employed by us for at least ninety days prior to the offering period are eligible to participate in the plan. Participants, through payroll deduction, may purchase a maximum of 500 shares during each semi-annual offering period at a cost of 85% of the lower of the stock price as of the beginning and ending of the offering period, subject to an annual limitation of $25,000. During 2004, 27,777 shares of common stock (from treasury) were sold to employees participating in the employee stock purchase plan for proceeds of approximately $366,000. During 2003, 45,500 shares of common stock (from treasury) were sold to employees participating in the employee stock purchase plan for proceeds of approximately $156,000. Employees purchased 45,255 shares under this plan during 2002 for proceeds of approximately $124,000. During 2002, we purchased in the open market 34,000 shares of stock at a cost of $136,000 to be sold under the employee stock purchase plan.
Option Grants in 2004
      We did not grant any options to purchase shares of our common stock in 2004 to the executive officers named in the Summary Compensation Table. However, on February 15, 2005, such executive officers were granted options to purchase our common stock in respect of their services to Gevity during 2004 pursuant to performance incentive plans previously approved by our compensation committee. See “Executive Compensation — Report of the Compensation Committee on Executive Compensation — 2004 Compensation.”
      The following table shows the individual grants of options on February 15, 2005 to such executive officers:

	No. of	% of Total
	Securities	Options	Exercise
	Underlying	Granted to	Price		Grant Date
	Options	Employees in	Per	Expiration	Present
Name	Granted(1)	2004(2)	Share(3)	Date	Value(4)

Erik Vonk	115,875	18.8%	$21.14	2/15/2015	$1,000,000
Lisa J. Harris	34,762	5.6	21.14	2/15/2015	300,000
Sal J. Uglietta	34,762	5.6	21.14	2/15/2015	300,000
Peter C. Grabowski	19,554	3.2	21.14	2/15/2015	169,000
Gregory M. Nichols	17,381	2.8	21.14	2/15/2015	150,000
Robert Minkhorst(5)	—	—	—	—	—

(1)	Options granted to executives on February 15, 2005 are annual long-term options grants for executive officer performance incentive and retention, exercisable 25% on the first anniversary of the date of grant and each anniversary thereafter.

(2)	Based on a total of 217,332 shares subject to options granted to employees under Gevity’s stock incentive plans in 2004 and a total of 398,022 shares subject to options and restricted stock granted to our employees on February 15, 2005 in respect of their services to Gevity during 2004.

(3)	Under each of our company’s stock incentive plans, the option exercise price is equal to the fair market value of our common stock on the date of grant.

(4)	The value of the option grant was estimated on the date of grant using the Black-Scholes option-pricing method with the following assumptions: a dividend yield of 1.1%, expected volatility of 60.76%, a risk-free interest rate of 3.51%, and an expected life of three years. The value so determined does not take into account risk factors such as non-transferability or the risk of forfeiture.

(5)	Mr. Minkhorst resigned as senior vice president, marketing and sales on October 15, 2004.

Aggregate Options Exercised in 2004 and Option Values at December 31, 2004
      The following table shows the aggregate number of options exercised in 2004 by our executive officers and the value of the options held by the executive officers at December 31, 2004:

			No. of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	No. of Shares		December 31, 2004		December 31, 2004
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Erik Vonk	—	—	522,727	568,182	$8,374,000	$8,374,000
Lisa J. Harris	125,000	$1,977,995	174,625	68,875	$2,235,603	$841,100
Sal J. Uglietta	—	—	52,500	157,500	$203,000	$609,000
Peter C. Grabowski	10,000	$185,035	44,000	45,000	$539,779	$456,240
Gregory M. Nichols	45,000	$720,225	28,500	40,500	$459,806	$588,694
Robert Minkhorst	62,500	$869,592	—	—	—	—
Executive Agreements
      Vonk Employment Agreement. On March 21, 2002 we entered into a four-year employment agreement with Erik Vonk under which Mr. Vonk was employed to serve as the chairman of our board and our chief executive officer, which became effective April 8, 2002. Under his employment agreement, Mr. Vonk is entitled to receive an annual salary of $500,000; a non-accountable annual allowance of $50,000, intended to cover the cost of supplemental life insurance, disability insurance and automobile expense; options, which have been granted, to purchase a total of 1,000,000 shares of our common stock vesting over a four-year period at an exercise price per share for 100,000 shares of $3.02 and for 900,000 shares of $3.90. Such exercise prices were the fair market value of our common stock on the dates of grant, March 21, 2002 and May 30, 2002, respectively. Mr. Vonk is also entitled to participate in our employee benefit plans, receive four weeks vacation, and be reimbursed for reasonable relocation expenses not to exceed $200,000 (of which $188,085 has been paid through December 31, 2004). Under his employment agreement, Mr. Vonk is required to keep all confidential information of Gevity confidential, and for the period of his employment, plus an additional two-year period following termination of his employment, Mr. Vonk is not allowed to compete with Gevity.
      On March 21, 2002, as an inducement for Mr. Vonk to serve as our chief executive officer, we also entered into a securities purchase agreement with Mr. Vonk, which gave Mr. Vonk the right to purchase up to $500,000 worth of our common stock at a price per share of $3.02, the closing price per share on March 21, 2002, the date on which Mr. Vonk entered into his employment agreement. On March 21, 2002, Mr. Vonk exercised his rights under the securities purchase agreement by purchasing 165,562 shares of our common stock. Under the terms of the securities purchase agreement, Mr. Vonk has certain registration rights with respect to these shares.
      We are allowed to terminate Mr. Vonk’s employment agreement at any time, provided that, if his employment is terminated due to his death or disability, or by us other than for cause (as defined in the agreement), he (or his estate) is entitled to one year’s base salary and continuation of employee benefits for a period of one year.
      Other Executive Agreements. We have entered into agreements (the “executive agreements”) with Ms. Harris and Messrs. Vonk, Grabowski, Nichols and Uglietta that provide for certain payments to be made to such executives in the event of a change in control of our company. For purposes of the executive agreements, a “change in control” means:

•	the acquisition by certain third parties of 25% or more of the voting power of our company’s outstanding voting securities;

•	a majority change in the composition of our board of directors;

•	the consummation of certain mergers or consolidations of our company where the voting securities outstanding immediately prior to such transactions represent 50% or less of the total voting power of the corporation resulting from such mergers or consolidations (or, if applicable, such corporation’s ultimate parent); or

•	the approval by shareholders of a plan of liquidation or dissolution of our company or the sale of all or substantially all of our company’s assets.
      Under the executive agreements, each executive is entitled to compensation if he or she is employed by us at the time of a change in control and his or her employment is terminated within two years after that change in control by us for a reason other than for cause (as defined in the executive agreement) or by the executive for good reason (as defined in the executive agreement). In such event, the executive would receive:

•	a lump-sum payment equal to either the executive’s average annual incentive bonus earned in the three fiscal years prior to the termination or the executive’s target annual incentive bonus for the year in which the termination occurs, whichever is greater (the “Bonus Amount”), multiplied by the fraction of the fiscal year remaining after the termination, but reduced by any annual incentive bonus amounts paid to the executive during the fiscal year in which the termination takes place; plus

•	Ms. Harris would receive a lump-sum payment equal to the sum of two times the amount of her highest annual rate of base salary during the one-year period prior to the termination plus two times her Bonus Amount; Mr. Vonk would receive a lump-sum payment equal to the sum of three times the amount of his highest annual rate of base salary during the one-year period prior to the termination plus three times his Bonus Amount; and Messrs. Grabowski, Nichols and Uglietta would each receive a lump-sum payment equal to the sum of one times the amount of his highest annual rate of base salary during the one-year period prior to the termination plus one times his Bonus Amount.
      In addition, all stock incentives that have been awarded to the executives under the terms of any of the company’s stock incentive plans would fully vest upon the occurrence of a change in control; provided, however, that if the change in control results from the acquisition by a third-party of a percentage of the voting power of our outstanding voting securities, the stock incentives will vest only if the percentage of voting power acquired is 50% or more. Upon such event all other terms and conditions of such stock incentives would remain in effect.
      The executive agreements also provide for the continuation of the executive’s life, disability and accident insurance and medical and dental plan coverage for the number of years after termination of the executive’s employment equal to the multiple of base salary payable to the executive upon a change in control (or if the executive cannot continue as a participant in such plans, for the provision of such benefits on the same after tax basis as if such participation has been permitted). In addition, if the executive is subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, we will pay an additional amount so as to put the executive in the same after-tax position he or she would have been in had the excise tax never applied.
      Agreement with Sal Uglietta. Upon his employment in October 2003, we agreed to pay to Mr. Uglietta an amount equal to his then annual base salary plus his target bonus amount for the year in which his employment is terminated, if his employment is terminated for any reason other than for cause.
      Agreement with Robert Minkhorst. Mr. Minkhorst resigned, effective on October 15, 2004, as senior vice president, marketing and sales of Gevity. In connection with his resignation, and in recognition of his service to the company, we paid a lump sum of $375,000 to Mr. Minkhorst. In addition, in connection with Mr. Minkhorst’s resignation, Gevity and Mr. Minkhorst executed mutual releases in customary form.

AUDIT COMMITTEE
      The audit committee has been established for the purpose of assisting our board in fulfilling its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements and the performance of the company’s internal audit function by Gevity’s internal auditors.
      Our audit committee is made up solely of independent directors, as defined in the applicable NASDAQ and SEC rules, and it operates under a written charter adopted by our board, a copy of which is attached to this proxy statement as Exhibit A. The composition of the audit committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter on an annual basis and recommends any desired changes for approval by our board.
Audit Committee Report
      As described more fully in its charter, the purpose of the audit committee is to assist the board in its general oversight of our financial reporting, internal control over financial reporting and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. We have a full-time Director of Internal Audit who reports to the audit committee and to management. The internal auditor is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control over financial reporting relating, for example, to the reliability and integrity of our financial information and the safeguarding of our assets. Deloitte & Touche LLP, our independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards; auditing management’s assessment of the effectiveness of our internal control over financial reporting; and issuing reports with respect to such audits. In accordance with law, the audit committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace our independent auditors. The audit committee has the authority to engage its own outside advisers, including counsel and experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.
      Members of our audit committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the audit committee certify that the independent auditors are “independent” under applicable rules. The audit committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the audit committee’s members in business, financial and accounting matters. The audit committee includes at least one independent director who is determined by the board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Jonathan H. Kagan is the independent director who has been determined to be an audit committee financial expert. Shareholders should understand that this designation is an SEC disclosure requirement related to Mr. Kagan’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Kagan any duties, obligations or liability that are greater than are generally imposed on him as a member of the audit committee and the board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board.
      The audit committee has an agenda for the year that includes reviewing our financial statements, internal control over financial reporting matters and audit matters. The audit committee meets at least quarterly with representatives of Deloitte & Touche LLP, our director of internal audit and management to review our interim financial results before the publication of our quarterly earnings press releases. The audit committee regularly covers various topics and events that may have significant financial impact with management and the independent auditors. In addition, the audit committee generally oversees our internal compliance programs. In accordance with law, the audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by Gevity regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission from our employees, received through established procedures, of concerns regarding questionable accounting or auditing matters.
      Among other matters, the audit committee monitors the activities and performance of our internal and independent auditors, including the audit scope, independent auditor fees, auditor independence matters and the extent to which the independent auditors may be retained to perform non-audit services. Our independent auditors provide the audit committee with the required written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the audit committee discusses with the independent auditors and management that firm’s independence.
      In accordance with audit committee policy and the requirements of law, all services to be provided by Deloitte & Touche LLP are pre-approved by the audit committee. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full audit committee for up to a year, and relates to a particular defined task or scope of work and is subject to a specific budget. In other cases, the chairman of the audit committee has the delegated authority from the audit committee to pre-approve additional services, and such pre-approvals are then communicated to the full audit committee. To avoid certain potential conflicts of interest, the law prohibits a publicly-traded company from obtaining certain non-audit services from its auditing firm. We obtain these services from other service providers as needed. See “Audit Committee — Fees Paid to Deloitte & Touche LLP.”
      The audit committee reviewed and discussed the consolidated financial statements for 2004 with management and the independent auditors; management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles; and the independent auditors represented that their presentations included the matters required to be discussed with the independent auditors by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” This review included a discussion with management of the quality, not merely the acceptability, of Gevity’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in our financial statements, including the disclosures related to critical accounting estimates. In reliance on these views and discussions, and the report of the independent auditors, the audit committee has recommended to the board, and the board has approved, the inclusion of the audited financial statements in Gevity’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

This report is submitted by the
Audit Committee:

George B. Beitzel, Chairperson
Darcy E. Bradbury
Jonathan H. Kagan
David S. Katz
Elliot B. Ross
Audit Committee Pre-Approval
      The audit committee charter requires that all audit services and non-audit services provided by our independent auditors must be approved by the audit committee prior to the commencement of the services to assure compliance with the Sarbanes-Oxley Act of 2002. This approval requirement is subject to applicable de minimis exceptions allowed by that Act. In making its pre-approval determination, the audit committee is required to consider whether providing the non-audit services are compatible with maintaining the auditors’ independence. The audit committee may delegate this pre-approval authority to one or more audit committee members. However, if the authority is delegated, the member or members to whom the authority was delegated must present a report of their actions at the next scheduled audit committee meeting.

Determination of Accountant Independence
      The audit committee considered the provision of non-audit services by Deloitte & Touche LLP and determined that the provisions of such services was not incompatible with maintaining their independence.
Fees Paid to Deloitte & Touche LLP

	2004	2003

Audit Fees	$1,246,025	$361,652
Audit-Related Fees	165,884	227,248
Tax Fees	86,081	60,269
All Other Fees	—	—

Total	$1,497,990	$649,169

      Audit Fees. This category includes the audit of Gevity’s annual financial statements, review of financial statements included in each of Gevity’s Quarterly Reports on Form 10-Q, the audit of our internal control over financial reporting and management’s assessment of the effectiveness thereof in connection with Section 404 of the Sarbanes-Oxley Act of 2002, and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years.
      Audit-Related Fees. This category consists of assurance and related services provided by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of Gevity’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include benefit plan audits and accounting consultations.
      Tax Fees. This category consists of professional services rendered by Deloitte & Touche LLP primarily in connection with Gevity’s tax compliance activities, including the review of tax returns, tax planning and technical advice.
      Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

PROPOSAL 2:
APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN
      We are requesting that our shareholders vote in favor of adopting the 2005 Equity Incentive Plan (the “2005 Plan”), which was approved by our board of directors on February 16, 2005. If adopted, the 2005 Plan and the 2005 Executive Incentive Plan (if such plan is approved by shareholders) will be the only plans for providing future equity-based incentives to officers, employees, directors, consultants and other service providers of Gevity. No further options or other equity awards will be made under our 1997 and 2002 stock incentive plans if our shareholders approve the 2005 Plan.
Background and Reasons for the 2005 Plan
      The use of stock options has been a vital component of our overall compensation philosophy, which is premised on the principle that any long-term pay-for-performance incentive compensation should be closely aligned with the interests of our shareholders. Over the years, we believe that we have been very successful in achieving this objective through the use of fixed-price, non-qualified stock options granted to our employees. Fixed-price stock options align the interests of our employees directly with those of other shareholders, because an increase in stock price after the date of the award is necessary for employee option holders to realize any value, thus rewarding them only upon a realized improvement in our stock price performance.
      We also believe that stock options have been very effective in enabling us to attract and retain the talent critical to us as we have grown our business, and we believe will become even more critical as we implement our expanded business model. We also believe that broad-based stock options focus our employees at every level on consistent performance improvement goals, resulting in a culture of employees thinking and acting as shareholders. Our general compensation philosophy is that total compensation should consist of a balanced mix of cash compensation in the form of base salaries, short-term and long-term incentives, and that any long-term incentive compensation should be closely aligned with the interests of our shareholders. See “Executive Compensation — Report of the Compensation Committee on Executive Compensation.”
      Without stock options, we would be forced to consider cash payment alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the employee talent critical to the future success of our company. We believe that it is a better use of our available cash to invest those funds in growing our business, through acquisitions and otherwise. We intend to continue to use stock options as our primary means of providing equity compensation to our employees. The 2005 Plan provides the flexibility to use other forms of equity compensation, and we expect to use them on a limited basis going forward.

      Under our current stock option programs, generally all full-time internal employees are eligible for stock option grants. As of December 31, 2004, 387 of our internal employees held stock options, which represents approximately 39% of the total number of our internal employees at that date. We have also successfully used the grant of options to attract new executive-level talent to the company and will continue to do so as our needs require. Although we believe that employee stock ownership is a significant contributing factor in achieving superior corporate performance, we recognize that our prior stock option grants, including making them available to almost all of our employees as well as using them as a tool to recruit new executive talent, has lead to an increase in our stock overhang and an increase in the “burn rate” (option grants divided by shares outstanding at the end of the applicable period). Our “overhang” (options outstanding plus options available to grant divided by shares outstanding) at December 31, 2004 was 15.2%. The following table shows our burn rate and overhang at or for the years ended December 31, 2002, 2003 and 2004 and at and for the period ended March 31, 2005:
OPTION GRANT TABLE

	Year Ended December 31,			Period Ended
				March 15,
	2002	2003	2004	2005

Options Outstanding at beginning of period	3,534,233	5,217,433	4,495,928	3,231,263

Options Granted — New Hires	1,480,000	345,000	146,500	—
Options Granted — Existing Employees	797,000	819,239	70,832	398,022	(1)

Options Granted — Total	2,277,000	1,164,239	217,332	398,022
Options Exercised	(8,750)	(1,440,920)	(892,038)	(128,950)
Options Forfeited	(585,050)	(444,824)	(589,959)	(14,965)

Options Outstanding at end of period	5,217,433	4,495,928	3,231,263	3,485,370

Options Available to Grant at beginning of period	2,965,767	1,273,817	554,402	927,029
Options Granted	(2,277,000)	(1,164,239)	(217,332)	(398,022	)(1)
Forfeitures	585,050	444,824	589,959	14,965

Options Available to Grant at end of period	1,273,817	554,402	927,029	543,972

Period “Burn Rate”(2)	11.0%	6.1%	0.8%	1.4%
Period-End “Overhang”(3)	31.3%	26.3%	15.2%	14.6%
Period-End Total Common Shares Outstanding	20,760,040	19,188,726	27,373,246	27,504,159

(1)	Includes 82,599 shares of restricted stock granted to non-executive employees in connection with the February 15, 2005 stock option grants.

(2)	Burn rate is computed by dividing option grants by shares outstanding at period end.

(3)	Overhang is computed by dividing the sum of options outstanding at period end plus options available to grant at period end by shares outstanding at period end.
Option grants were higher in 2001 and 2002 because (i) we used options in lieu of cash bonuses, as we paid limited or no cash bonuses in those years, and (ii) we used options to attract senior-level executives (including our chief executive officer in 2002).
      As indicated by our Stock Performance Graph included in this proxy statement at page 13, the return on the company’s common stock for the period from January 1, 2002 through December 31, 2004 has significantly exceeded that of our peer group, as well as that of NASDAQ.
      It is the intention of the compensation committee, which will administer the 2005 Plan and grant options and other awards under the 2005 Plan, to limit our burn rate for 2005, 2006 and 2007 to an average per year of no more than 2.5%. Further, as shown below, the 2005 Plan contains limitations on the number of options and certain other equity awards that may be granted in any one year to an existing employee or non-employee director and to new hires. Lastly, if shareholders approve the 2005 Plan, no further options or other awards will be made under our 1997 and 2002 stock incentive plans. See “Effect on Existing Equity Incentive Plans.”
      Our compensation committee has evaluated the merits of other forms of equity awards, but continues to believe that stock options represent the best method for directly linking the interest of employees with those of our shareholders, thereby maintaining Gevity’s and its employees’ focus on continuing performance improvement. As long as our share price is greater than zero, stock awards, which are increasingly being used by other companies, have value to an employee regardless of performance. If the stock price drops below the grant price of the stock award, the stock award would still have value; however, a stock option grant would have no value. Additionally, we believe stock awards provide less incentive for continuing employee performance, due to a reduced potential for employee gains, compared to stock options. Similarly, fewer full-value stock awards or stock appreciation rights which can be settled in shares are awarded to participants based on the continued value of such awards to employees even in a declining share-price environment. Stock awards and stock appreciation rights that can be settled in shares may, however, be desirable in certain hiring or retention situations. The 2005 Plan limits the number of such “full value” awards that may be granted to no more than 400,000 in the aggregate.
      We strongly believe that our stock option programs and our emphasis on employee stock ownership have been key ingredients to our success in the past and will be important as we implement our expanded business model and seek to achieve performance improvements in the years ahead. We believe that consistent superior performance is achieved through the ability to attract, retain and motivate the employee talent critical to attaining long-term improved company performance and shareholder returns. For the foregoing reasons, we recommend that our shareholders approve the 2005 Plan.
Purpose of the 2005 Plan
      The 2005 Plan will allow Gevity, under the direction of our compensation committee, to make broad-based grants of stock options, stock awards, performance units, stock appreciation rights, phantom shares and dividend equivalent rights, any of which may or may not require the satisfaction of performance objectives, to employees, consultants and other service providers and to non-employee directors. The primary purpose of these equity awards is to attract and retain talented employees, further align employee and shareholder interests, continue to closely link employee compensation with company performance and maintain a culture based on employee stock ownership. If approved, the proposed 2005 Plan will provide an essential component of our total compensation program, reflecting the importance that we place on motivating and rewarding superior results with long-term, performance-based incentives.
      The following summary of certain major features of the 2005 Plan is subject to the specific provisions contained in the full text of the 2005 Plan as set forth in Exhibit B.
Limitations on Awards under the 2005 Plan
      The 2005 Plan contains a number of limitations on awards that our board believes are consistent with the interests of our shareholders and sound corporate governance practices. These include:

•	No Repricing. Other than in connection with a change in our company’s capitalization, the exercise price of a stock option and the price of a stock appreciation right may not be reduced without shareholder approval.

•	No Reload Grants. The 2005 Plan prohibits reload grants or the granting of options in consideration for, or conditional upon, delivery of shares to Gevity in payment of the exercise price and/or tax withholding obligation under another stock option.

•	No Discount Stock Options. The 2005 Plan prohibits the granting of stock options with an exercise price of less than the fair market value of our common stock on the date of grant.

•	Limitation on Option Terms. The 2005 Plan limits the term of options to ten years, except that the term of incentive stock options granted to any person who possesses more than 10% of the voting power of our common stock is limited to five years.

•	Annual Limit on Grants to Employees and Directors. The maximum number of shares of our common stock with respect to stock options and stock appreciation rights granted in any fiscal year may not exceed 200,000 for any employee (or 300,000 for a new hire who will serve as an executive officer) and 15,000 for any non-employee director.

•	Limitation on Stock Awards, Stock Appreciation Rights, Dividend Equivalent Rights, Phantom Shares and Performance Unit Awards. The maximum aggregate number of shares of our common stock subject to stock awards, stock appreciation rights, dividend equivalent rights, phantom shares and performance unit awards which may be settled in stock may not exceed 400,000. The maximum aggregate dollar amount of performance unit awards that may be granted during any fiscal year of Gevity to any employee may not exceed $1,000,000.

•	Limitation on Shares Reserved for Issuance under 2005 Plan; No “Evergreen” Provision. If approved by our shareholders, a maximum of 2,000,000 shares of our common stock will be reserved for issuance under the 2005 Plan. Any additional allocation of shares for issuance under the Plan would require shareholder approval.
General
      The 2005 Plan permits awards of a variety of equity-based incentives to purchase or acquire shares of our common stock, including stock options, stock appreciation rights, stock awards, dividend equivalent rights, performance unit awards and phantom shares (collectively, “stock incentives”). The 2005 Plan has an indefinite term. The 2005 Plan will be administered solely by the compensation committee. The particular terms and provisions applicable to each stock incentive granted will be set forth in a stock incentive agreement.
Eligibility
      Officers, employees, directors, consultants and other service providers of Gevity and our affiliates are eligible to receive awards under the 2005 Plan. The compensation committee will determine which eligible recipients will participate in the 2005 Plan.
Awards
      Awards made under the 2005 Plan may be contingent upon the achievement of performance goals or upon other conditions, as determined by the compensation committee. Subject to plan limits, the compensation committee has the discretionary authority to determine the size of an award. The addition of performance-based requirements will be considered in light of our company’s total compensation program.
      Stock Options. A stock option is the right to purchase a certain number of shares of our common stock, at a certain exercise price, in the future. The 2005 Plan provides for the grant of incentive stock options and nonqualified stock options. The compensation committee will determine whether an option is an incentive stock option or a nonqualified stock option at the time the option is granted and will establish the terms pursuant to which the option will be exercisable, so long as such terms are not otherwise inconsistent with the terms of the 2005 Plan.
      The exercise price of an incentive stock option granted to a participant who owns more than 10% of the voting stock of Gevity or of any of our subsidiaries may not be less than 110% of the fair market value of our common stock on the date of the grant. The exercise price of nonqualified stock options issued under the 2005 Plan and incentive stock options issued to other participants may not be less than the fair market value of our common stock on the date of the grant.

      At the time an incentive stock option is exercised, we will be entitled to place a legend on the certificates representing the shares of common stock purchased pursuant to the option to identify such shares as shares purchased upon the exercise of an incentive stock option.
      The compensation committee may permit an option exercise price to be paid in cash or:

•	by the delivery of previously-owned shares of our common stock;

•	through a cashless exercise executed through a broker, subject to applicable law; or

•	by having a number of shares of our common stock otherwise issuable at the time of exercise withheld.
      The 2005 Plan includes a provision that prohibits the repricing of stock options except in connection with a recapitalization of our company. Under that provision, the exercise price of outstanding options cannot be reduced without shareholder approval, except in the event of a recapitalization.
      The term of an incentive stock option granted to a participant who owns more than 10% of the voting stock of Gevity or any subsidiary of Gevity may not exceed five years from the date of grant. The term of all other incentive stock options and all nonqualified stock options may not exceed 10 years from the date of grant.
      Stock Appreciation Rights. A stock appreciation right is the right to receive the net of the fair market price of a share of our common stock at the time of exercise and the exercise price of the right (which may not be less than the fair market value of our common stock at the time of the grant), either in cash or in shares of our common stock, in the future, all as determined by the compensation committee. The compensation committee may provide that a stock appreciation right is exercisable at the discretion of the holder or that it will be paid at a specific time or times or upon the occurrence or non-occurrence of events specified in the applicable stock incentive agreement. The 2005 Plan prohibits the reduction of the price of an outstanding stock appreciation right, except in connection with a recapitalization of our company, without the consent of our shareholders.
      Stock Awards. A stock award is an award of shares of our common stock which may be subject to restrictions or conditions, including, without limitation, performance goals, established by the compensation committee. The compensation committee may require a cash payment to Gevity from the recipient of the stock award in an amount no greater than the fair market value of the shares of stock awarded determined at the date of the grant or may grant the stock award without the requirement of a cash payment. Stock awards that do not include forfeitability provisions can be granted only in lieu of salary or cash bonus and may be granted at up to a fifteen percent discount to fair market value of our common stock on the date of grant if the grant is subject to material restrictions on transferability. Any stock award that does not contain forfeitability provisions based upon performance goals must vest over a period of no less than three years.
      Other Stock Incentives. Dividend equivalent rights, performance unit awards and phantom shares may also be granted under the 2005 Plan. A dividend equivalent right is the right to receive in the future, either in cash or in shares of our common stock, an amount determined by reference to dividends paid on our common stock during the period such rights are effective. A performance unit award is the right to receive a specified dollar value either in cash or in shares of our common stock, in the future, conditioned upon the achievement of performance objectives. A phantom share is the right to receive the market price of a share of our common stock, either in cash or in our common stock, in the future. The compensation committee may determine whether any of such stock incentives are subject to any conditions and restrictions and whether the stock incentive will be payable in cash or in shares of our common stock.
Eligibility under Section 162(m)
      Stock incentive awards may, but need not, include performance goals that satisfy Section 162(m) of the Internal Revenue Code. To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance goals will be one or more of the following criteria. Performance goals may be described in terms of (i) company-wide objectives, (ii) objectives that are related to the performance of the division, department or function within Gevity or an affiliate of Gevity in which the recipient of the stock incentive is employed or on which the recipient’s efforts have the most influence, or (iii) the performance of Gevity relative to the performance by a company or group of companies selected by the compensation committee with respect to one or more of the performance goals established by the committee:

•	revenue

•	income or net income

•	cash flow

•	gross profit

•	capital expenditures

•	operating expenses

•	operating income or net operating income

•	operating income per client employee

•	earnings per share

•	return on net assets (defined as earnings before interest and taxes divided by net assets)

•	earnings before interest, taxes, depreciation and amortization

•	return on capital

•	return on equity

•	professional service fees

•	professional service fees per total or paid client employee(s)

•	client or client employee retention or retention rates

•	new client employee (paid or total) acquisition

•	number of client employees (paid or total)

•	client employee (paid or total) growth rate

•	level of uninsured workers’ compensation exposure

•	health benefit costs to Gevity

•	level of client or client employee participation under insured benefit arrangements

•	internal employee turnover rate (in the aggregate or by any defined group)

•	financial results of acquisitions by the company of other businesses

•	share price performance

•	number of professionals certified or licensed in the field of human resource management, payroll, benefits or insurance employed by a company or companies acquired by Gevity

•	any combination of the foregoing
      The compensation committee may amend or adjust the performance goals or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting Gevity or its financial statements or changes in law or accounting.
Tax Reimbursement Payments
      The compensation committee may make cash tax reimbursement payments designed to cover obligations of officers and employees that result from the receipt or exercise of a stock incentive.
Termination of Stock Incentives
      A particular stock incentive may terminate, as determined by the compensation committee, among other reasons, upon the recipient’s termination of employment or other status with Gevity or any affiliate of Gevity, upon a specified date, upon the recipient’s death or disability, or upon the occurrence of a change in control of Gevity; provided, however, that a vested incentive stock option will expire or become unexercisable no later than three months following termination of employment of the holder of the incentive stock option (for reasons other than death or disability) or one year following such holder’s death or disability. These time limits, however, may be exceeded by the compensation committee under the terms of a particular grant, in which case the incentive stock option will be a nonqualified stock option. Stock incentives may include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of a holder’s death or disability. At the compensation committee’s discretion, stock incentives that are subject to termination may be cancelled, accelerated, paid or continued, subject to the terms of the applicable stock incentive agreement and to the provisions of the 2005 Plan.
Adjustments
      The number of shares of our common stock reserved for the grant of stock incentives and certain other limitations on the number of shares subject to one or more types of stock incentives may be proportionately adjusted for any increase or decrease in the number of issued shares of our common stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of our common stock to holders of outstanding shares of our common stock or any other increase or decrease in the number of shares of our common stock outstanding affected without receipt of consideration by Gevity. In the event of certain corporate reorganizations and recapitalizations, stock incentives may be substituted, cancelled, accelerated or otherwise adjusted by the compensation committee, provided that any such action is not inconsistent with the terms of the 2005 Plan or any agreement reflecting the terms of the stock incentive.
Amendments or Termination of 2005 Plan
      The 2005 Plan may be amended or terminated by our board at any time without shareholder approval, except that shareholder approval will be required for any amendment that increases the number of shares of our common stock available under the plan, materially expands the classes of individuals eligible to receive stock incentives, materially expands the types of awards available for issuance under the plan, or would otherwise require shareholder approval under the rules of the National Securities Exchange or NASDAQ Quotation or market system on which our common stock is then traded. No amendment or termination by our board may adversely affect the rights of a holder of a stock incentive without such holder’s consent.
Benefits to Named Executive Officers and Others
      The compensation committee has not yet made any determination as to which eligible participants will be granted incentives under the 2005 Plan in the future. Consequently, the aggregate benefits and/or amounts that will be received in the future by directors, executive officers or any other persons pursuant to the 2005 Plan are not presently determinable.
Equity Compensation Plan Information
      The following table sets forth certain information about shares of our common stock outstanding and available for issuance under our existing equity compensation plans as of December 31, 2004, the end of our last completed fiscal year, and as of March 15, 2005. The table does not include the 2,000,000 shares to be reserved for issuance under the 2005 Plan if it is approved by our shareholders.

(c)
No. of Securities
			(b)		Remaining Available for
	(a)		Weighted-Average Exercise		Future Issuance under
	No. of Securities to be		Price of Outstanding		Equity Compensation Plans
	Issued upon Exercise of		Options, Warrants and		(excluding securities
	Outstanding Options		Rights		reflected in column (a))

	December 31,	March 15,	December 31,	March 15,	December 31,	March 15,
Plan Category	2004	2005	2004	2005	2004	2005

Equity compensation plans approved by our shareholders	3,231,263	3,485,370	$9.56	$10.54	927,029	543,972

Equity compensation plans not approved by our shareholders	—	—	—	—	—	—

Total	3,231,263	3,485,370	$9.56	$10.54	927,029	543,972

      Included in the table on the preceding page are 82,266 shares of restricted stock issued to non-executive employees on February 15, 2005 under our 2002 Stock Incentive Plan. These are the only shares of restricted stock that are outstanding.
Federal Income Tax Consequences
      The following discussion outlines generally the federal income tax consequences of participation in the 2005 Plan. Individual circumstances may vary and each participant in the 2005 Plan should rely on his or her own tax counsel for advice regarding such federal income tax treatment.
      Incentive Stock Options. A participant who exercises an incentive stock option will not be taxed at the time he or she exercises his or her option or a portion thereof. Instead, the participant will be taxed at the time he or she sells the shares of stock purchased pursuant to the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the participant does not sell the stock prior to two years from the date of grant of the incentive stock option and one year from the date the stock is transferred to him or her, any subsequent gain on sale of the shares will be capital gain and Gevity will not receive a corresponding deduction. If the participant sells the shares of stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income, and Gevity will receive a corresponding deduction. If the participant sells the stock for less than the amount he or she paid for the stock prior to the one- or two-year period indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant’s liability for, the alternative minimum tax. A credit may be available for all or a portion of alternative minimum tax paid by a participant that can be used to offset any regular or capital gain tax due at the time a participant sells the stock.
      Nonqualified Options. A participant will not recognize income upon the grant of a nonqualified option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a nonqualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the stock on the date the option is exercised over the price paid for the stock, and Gevity will then be entitled to a corresponding deduction. In the case of a participant who is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the recognition of taxable income by the participant (and the claiming of a deduction by Gevity) is deferred until six months after the date of exercise unless the participant elects to be taxed on the date of exercise.
      Depending upon the time the shares of stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the nonqualified option was exercised.
      Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of stock to Gevity.
      Other Stock Incentives. A participant will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or phantom share (collectively, the “Other Equity Incentives”). Generally, at the time a participant receives payment under any Other Equity Incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the stock received, and Gevity will then be entitled to a corresponding deduction.
      A participant will not be taxed upon the grant of a stock award if such award is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. When the shares of stock that are subject to the stock award are no longer subject to a substantial risk of forfeiture, however, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the award, less any amount paid for such stock, and Gevity will then be entitled to a corresponding deduction. If a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the award, less any amount paid for such stock, in income at that time and Gevity will also be entitled to a corresponding deduction at that time.
Effect on Existing Equity Incentive Plans
      The aggregate number of shares of our common stock that was available for issuance under our 1997 Stock Incentive Plan and 2002 Stock Incentive Plan as of March 15, 2005, was 543,972. If the 2005 Plan is approved by our shareholders, no additional equity incentive awards will be made under either of the 1997 or 2002 existing plans, and the 2005 Plan and the 2005 Executive Incentive Compensation Plan described under Proposal 3 (if such plan is approved by our shareholders) will be the only plans under which equity incentive awards will be made.
OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE
2005 EQUITY INCENTIVE PLAN.

PROPOSAL 3:
APPROVAL OF THE 2005 EXECUTIVE INCENTIVE COMPENSATION PLAN
Background
      We are requesting that our shareholders vote in favor of adopting the 2005 Executive Incentive Compensation Plan (the “Executive Plan”), which was approved by our board of directors on February 16, 2005. The purpose of the Executive Plan is to enable Gevity to recruit and retain highly qualified individuals and to provide incentives to such individuals to attain our company’s goals by providing such executives with incentive compensation based on the performance of our company with the overall goal of enhancing shareholder value. The Executive Plan is designed to ensure that the incentive awards paid under the plan to eligible participants are deductible under Section 162(m) of the Internal Revenue Code. If the Executive Plan is approved by our shareholders, no further executive incentive programs will be established under our Annual Incentive Compensation Plan for Executive Officers, which was approved by our shareholders on May 30, 2002. The following summary of certain major features of the Executive Plan is subject to the specific provisions contained in the full text of the Executive Plan is set forth in Exhibit C.
Eligible Executives
      Each employee of Gevity or an affiliate of Gevity holding the position of chief executive officer, president, chief operating officer, chief administrative officer, chief financial officer, executive vice president, senior vice president or vice president, or any equivalent position at an affiliate, will be eligible to receive awards under the Executive Plan, if selected by the compensation committee for participation.
General Terms
      The administration and operation of the Executive Plan will be supervised by the compensation committee. The compensation committee may delegate responsibility for the day-to-day administration and operation of the Executive Plan to employees of our company. The compensation committee will interpret and construe the provisions of the Executive Plan, and any determination by the compensation committee will be final and conclusive. The Executive Plan will be interpreted in view of the intention that any grant of compensation under the plan be qualified as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.
Performance Periods and Performance Criteria
      The compensation committee will establish for each eligible executive selected to participate in the Executive Plan the performance measures and the performance period to which the performance measures will relate. The performance period for any participant may consist of any continuous period of service determined by the compensation committee. Within 90 days after the commencement of a performance period, but in any event prior to the expiration of twenty-five percent of the applicable performance period, the compensation committee will establish the performance measures for payment of individual awards under the Executive Plan. The Executive Plan provides that at the time any performance measures are established, the outcome as to whether the performance measures will be met must be substantially uncertain.
      The compensation committee will establish performance measures under an objective formula or standard consisting of one or any combination of the following criteria:

•	revenue

•	income or net income

•	cash flow

•	gross profit

•	capital expenditures

•	operating expenses

•	operating income or net operating income

•	operating income per client employee

•	earnings per share

•	return on net assets (defined as earnings before interest and taxes divided by net assets)

•	earnings before interest, taxes, depreciation and amortization

•	return on capital

•	return on equity

•	professional service fees

•	professional service fees per total or paid client employee(s)

•	number of client employees (paid or total)

•	client or client employee retention or retention rates

•	new client employee (paid or total) acquisition

•	client employee (paid or total) growth rate

•	level of uninsured workers’ compensation exposure

•	health benefit costs to Gevity

•	level of client or client employee participation under insured benefit arrangements

•	internal employee turnover rate (in the aggregate or by any defined group)

•	financial results of acquisitions by the company of other businesses

•	share price performance

•	number of professionals certified or licensed in the field of human resource management, payroll, benefits or insurance employed by a company or companies acquired by Gevity

•	any combination of the foregoing
      The compensation committee may amend or adjust the performance goals or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting Gevity or its financial statements or changes in law or accounting. No such amendments or adjustments may be made, however, that would cause any portion of the award, upon payment, to be nondeductible pursuant to Section 162(m) of the Internal Revenue Code.
Incentive Award
      The incentive award for any performance period may be established by the compensation committee as either a flat dollar amount or a percentage of the applicable participant’s average base compensation, in either case conditioned upon the attainment of one or more performance measures established by the compensation committee for such participant. The term “average base compensation” is defined to mean the average annual base salary paid to a participant over a performance period, exclusive of bonus and other incentive compensation, commissions, fringe benefits, employee benefits, expense allowances (nonaccountable or otherwise) and other nonrecurring forms of remuneration. After establishing the incentive award to be paid to a particular participant during a performance period, the compensation committee may reduce (but may not increase) such incentive award by a maximum of 25% based upon the compensation committee’s assessment of such participant’s performance during the applicable performance period with respect to other quantitative and qualitative goals established by the compensation committee from time to time.
      The amount of the incentive award payable to any participant attributable to a performance period of less than twenty-four months may not exceed $3,000,000. The incentive award payable to any participant attributable to a performance period that is equal to or greater than twenty-four months may not exceed $5,000,000.
      Incentive awards may be paid, at the discretion of the compensation committee, in cash or shares or our common stock or a combination of cash and shares; provided, however, that any portion of an incentive award paid in shares of our common stock must be funded under the 2005 Equity Incentive Plan (if such plan is approved by our shareholders), subject to any limitations in the 2005 Equity Incentive Plan. We are also asking our shareholders to approve the 2005 Equity Incentive Plan. See Proposal 2. Incentive awards for each performance period are paid as soon as practicable after the close of such performance period. Gevity has the right to deduct from each incentive award payment any federal, state and local taxes required to be withheld.

      Generally, a participant must be employed by Gevity at the end of a performance period in order to receive payment of an incentive award. In its discretion, however, the compensation committee may provide an incentive award for payment of a pro rata amount of an incentive award if a participant’s employment by the company ceases because of death, disability or other reasons specified in the incentive award before the end of a performance period.
Amendment and Termination of the Executive Plan
      The compensation committee may at any time amend, suspend, discontinue or terminate the Executive Plan, except to the extent that the terms of any incentive award outstanding thereunder provides otherwise, and in no event may any amendment, suspension, discontinuance of termination adversely affect the rights of a participant under an incentive award to the extent the incentive award has been earned but not yet paid, without such participant’s consent.
Benefits to Named Executive Officers and Others
      The compensation committee has not yet made any determination as to which eligible executives will be granted incentives under the Executive Plan in the future. Consequently, the aggregate benefits and/or amounts that will be received in the future by eligible executives pursuant to the Executive Plan are not presently determinable.
Effect on Existing Incentive Compensation Plan
      If the Executive Plan is approved by our shareholders, no further executive incentive programs will be established under our Annual Incentive Compensation Plan for Executive Officers, which was approved by our shareholders on May 30, 2002.
Tax Consequences
      The Executive Plan is designed to ensure that the awards paid thereunder are deductible under Section 162(m) of the Internal Revenue Code. Payments to the executives under the Executive Plan will be taxable compensation to the recipient upon receipt and deductible as compensation by Gevity.
OUR BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE
2005 EXECUTIVE INCENTIVE COMPENSATION PLAN.

ADDITIONAL MEETING INFORMATION
Shareholder Proposals
      If you wish to provide a proposal to be included in our proxy statement and form of proxy relating to the 2006 annual meeting of shareholders, a written copy of your proposal must be received by us at our principal offices c/o Gregory M. Nichols, Secretary and General Counsel, Gevity HR, Inc., 600 301 Boulevard West, Bradenton, Florida 34205, prior to the close of business on December 9, 2005, but not earlier than November 9, 2005.
      For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at our 2006 annual meeting, the rules of the SEC permit the proxy or proxies designated by us to vote such proxies in their discretion if we:

•	receive notice of the proposal before the close of business on February 22, 2006, and advise shareholders in the 2006 proxy statement about the nature of the matter and how we intend to vote on such matter; or

•	do not receive notice of the proposal prior to the close of business on February 22, 2006.

SOLICITATION OF PROXIES
      The accompanying proxy is being solicited on behalf of our board. We will bear the expense of preparing, printing, and mailing the proxy solicitation material and the form of proxy. In addition to use of the mail, proxies may be solicited by personal interview, telephone, and telegram by our directors, officers and employees. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. We anticipate the total amount estimated to be spent, including the total expenditures to date, for and in furtherance of the solicitation of securities holders will be less than $50,000.

By order of the board of directors,

Gregory M. Nichols
Secretary
Bradenton, Florida
April 8, 2005

EXHIBIT A
GEVITY HR, INC.
AUDIT COMMITTEE CHARTER
(revised on February 16, 2005)
Authorization of the Audit Committee
      The Board of Directors (the “Board”) of Gevity HR, Inc. (the “Company”) has established the Audit Committee of the Board to carry out the duties and responsibilities assigned to the Audit Committee under the applicable securities laws administered by the Securities and Exchange Commission (the “SEC”), and the rules and regulations of The NASDAQ National Market or any national securities exchange on which the Company’s common stock is listed (the “Applicable Exchange”).
Members of the Audit Committee
      The Audit Committee shall be comprised of at least three members of the Board, each of whom shall be independent as required by Section 10A(m) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the SEC, and the Applicable Exchange. Each member of the Audit Committee must be financially literate. At least one member of the Audit Committee must be a “financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 (the “Act”) and rules promulgated thereunder and the rules and regulations of the Applicable Exchange, at such time as those rules become effective. No member of the Audit Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the preceding three years.
      The members of the Audit Committee and its chairperson shall be appointed by the Board on the recommendation of the Nominating/ Corporate Governance Committee of the Board. Each appointed Audit Committee member shall be subject to annual reconfirmation and may be removed by the Board at any time. All members of the Audit Committee shall be independent of the management of the Company and free of any relationship that, in the judgment of the Board, would interfere with their exercise of independent judgment as Audit Committee members.
Responsibilities and Duties of the Audit Committee

Scope of Responsibility
      The Audit Committee shall be solely and directly responsible for the appointment, dismissal, compensation, and oversight of the Company’s independent auditors, and may not delegate any of such responsibilities to the Board or any other committee thereof or to any others. The Audit Committee shall oversee the performance of services by the independent auditors. The independent auditors shall report directly to the Audit Committee.
      The Audit Committee shall assist the Board in its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements and (3) the performance of the Company’s internal audit function by the Company’s internal auditors. The Audit Committee shall also prepare the report of the Audit Committee to be included in the Company’s proxy statement relating to its annual meeting of shareholders.
      The Audit Committee shall assist the Board in fulfilling its oversight responsibilities by (1) reviewing the Company’s financial information that will be filed with the SEC or otherwise provided to its shareholders, or to analysts, the financial press or rating agencies, (2) working with management to establish, subject to the approval of the Board, the Company’s systems of internal controls, (3) reviewing the systems of internal controls and reports of variance from those controls, (4) reviewing all audit processes and results of internal audits, (5) reviewing the Company’s accounting, reporting and financial practices and (6) performing such other tasks as it determines appropriate and consistent with its duties hereunder.

      The responsibilities of a member of the Audit Committee are in addition to his or her responsibilities as a member of the Board. Each member of the Audit Committee will be compensated separately for his or her service on the Audit Committee.
      The Audit Committee does not prepare financial statements on behalf of the Company or perform the Company’s audits, and its members are not the Company’s auditors and do not certify the Company’s financial statements. These functions are performed by the Company’s management and independent auditors.
      In addition to the matters set forth herein, the Audit Committee shall perform such other functions as are required by law, the Company’s Articles of Incorporation or its Bylaws, or requested by the Board.

Responsibilities and Duties
      The Audit Committee:

•	shall meet at the request of (i) the Chairman of the Audit Committee or any other two members of the Audit Committee, (ii) the Chairman of the Board, the Chief Executive Officer, or the Chief Financial Officer of the Company, or (iii) the independent auditors, and shall meet at least once every quarter in regular session, or more frequently as circumstances dictate;

•	shall meet in executive sessions, separately, at least once each quarter, with each of (i) the Chief Financial Officer, (ii) the independent auditors and (iii) the internal auditors;

•	shall meet in executive session outside the presence of any senior executive officer of the Company, when deemed necessary;

•	shall recommend to the Board whether its audited financial statements should be included in the Company’s Annual Report on Form 10-K;

•	shall review and discuss with management the policies and guidelines for risk assessment and management;

•	shall review and approve related party transactions (as defined by the Applicable Exchange);

•	may take any other action permitted by applicable laws, rules, and regulations necessary to accomplish any action authorized by this Charter or to further the goals of the Audit Committee as set forth in this Charter;

•	shall report to the Board on the major items covered by the Audit Committee at each Audit Committee meeting, and provide additional reports to the Board as the Audit Committee may determine to be appropriate, including reviews with the full Board of any issues that arise from time to time with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function; and

•	shall report its budget and expenditures to the Board.
      Meetings may be held in person or by telephonic means at the discretion of the chairperson of the Audit Committee. The Audit Committee may also act by unanimous written consent in lieu of a meeting. No Audit Committee member may vote on any matter in which he or she, directly or indirectly, has a material interest. Persons who are not members of the Audit Committee shall attend meetings of the Audit Committee at the invitation of the Audit Committee.

Relationships with Independent Auditors
      The Audit Committee shall:

•	solely and directly determine and approve the scope of the annual audit and the interim reviews by the independent auditors of the Company’s financial statements, and all other permissible non-audit work to be performed by the independent auditors and the associated fees to be paid to the independent auditors (for both audit and permissible non-audit work); and

•	confirm, oversee and monitor the independence of the auditors and the qualifications of the audit partner and reviewing partner to serve as such.

      In its review of the independent auditors, the Audit Committee shall:

•	obtain on an annual basis a formal written statement from the independent auditor delineating all relationships between the independent auditor and the Company and review and discuss with the independent auditor any disclosed relationships or services the independent auditor has with the Company which may affect the independent auditor’s independence and objectivity;

•	review the qualifications and experience of senior members of the audit team;

•	ensure that the independent auditors provide the Audit Committee (for their review) with timely reports of (1) all critical accounting policies and practices, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the effects of using such alternatives, and the treatment preferred by the independent auditing firm, and (3) other material written communications between the independent auditor and management whether required or not; and

•	review the independent auditors’ reports on or attestations with respect to the adequacy of the Company’s internal controls over financial reporting, including computerized information system controls and security, and which, among other things, must be designed to provide reasonable assurance that the Company’s books and records are accurate, that its assets are safeguarded and that the publicly reported financial statements prepared by management are presented fairly in conformity with the generally accepted accounting principles.
      Prior to the public release or filing thereof with the SEC, the Audit Committee shall review documents containing the Company’s financial statements or summaries thereof, including quarterly and annual earnings press releases, the interim or annual financial reports and filings with the SEC or other regulatory agencies or bodies and presentations to rating agencies. The Audit Committee shall specifically review:

•	with management and the independent auditors, their processes for assessment of material misstatements, identification of the notable risk areas, and their response to those risks;

•	with management and the independent auditors, the Company’s annual and quarterly financial statements and related footnotes, as well as all of the Company’s filings with the SEC which contain financial statements prior to their filing, and the Audit Committee shall discuss with them the quality of management’s accounting judgments or estimates in preparing the financial statements;

•	with management and the independent auditors, the Management’s Discussion and Analysis of Financial Condition and Results of Operations section contained in each periodic report (or other filing with the SEC) prior to its filing with the SEC and discuss any questions or issues that arise in connection with that review;

•	with the independent auditors, any additions or changes in auditing or accounting principles or policies suggested by the independent auditors, management, or the internal auditors;

•	the independent auditors’ qualitative judgment about the appropriateness, and not just the acceptability, of accounting principles and policies, use of estimates, basis for determining the amounts of estimates, and financial disclosures;

•	with the independent auditors, any significant difficulties or disputes with management encountered during the course of the audit;

•	management’s assessment of the Company’s internal control over financial reporting and the related reports or attestations on its internal control over financial reporting to be included in the Company’s filings with the SEC;

•	any material financial or non-financial arrangements of the Company that do not appear on the financial statements of the Company and risks related thereto;

•	with management and the independent auditors, the effect of regulatory and accounting industry proposals, initiatives or changes as well as accounting principles and policies and their alternatives that have or could have a significant effect on the Company’s financial statements;

•	any transactions or courses of dealing with parties related to the Company that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, or that are relevant to an understanding of the Company’s financial statements;

•	any other matters related to the annual audit of the Company’s financial statements, including those matters that are required to be communicated to the Audit Committee by the independent auditors or others under applicable law and generally accepted auditing standards; and

•	any other internal written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

Approval of Services Provided by Independent Auditors
      The Audit Committee shall approve any audit services and any permissible non-audit services to be performed by the independent auditors prior to the commencement of the services as required by the Act, subject to any applicable de minimis exceptions to such pre-approval requirement. In making its pre-approval determination, the Audit Committee shall consider whether providing the non-audit services are compatible with maintaining the auditors’ independence. If this pre-approval is delegated to an independent Audit Committee member or members, such member or members shall present a report of his or her decisions at the next scheduled Audit Committee meeting.

Relationships with the Internal Audit Function
      The Audit Committee shall:

•	be solely and directly responsible for the appointment, replacement, reassignment, or dismissal of the Company’s internal auditors;

•	establish procedures to assess the effectiveness and performance of the internal auditors; and

•	take steps that are, in the sole judgment of the Audit Committee, reasonable or necessary to ensure that the internal auditors are independent and the compensation and benefits allocated to the internal auditors are not subject to modification or termination without the consent of the Audit Committee.

•	periodically discuss and review, as appropriate, with the internal auditor, management and the independent auditors:

•	the design and effectiveness of the Company’s internal control over financial reporting; and

•	any significant deficiencies or material weaknesses in that internal control, any change that has materially affected or is reasonably likely to materially affect that internal control, and any fraud (whether or not material) that involves management or other employees who have a significant role in that internal control, that have been reported to the Audit Committee.

Reports from Legal Counsel
      The Audit Committee will review and take appropriate action with respect to any reports to the Audit Committee from legal counsel engaged by the Company concerning any material violation of securities law or breach of fiduciary duty or similar violation by the Company, its subsidiaries or any person acting on its or their behalf.

Oversight of Corporate Compliance Function
      The Audit Committee shall:

•	establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns or issues regarding the Company’s accounting or auditing matters;

•	review any transactions with related parties and the procedures used to identify related parties;

•	annually review, and confer with the Nominating/ Corporate Governance Committee concerning, the Company’s Code of Business Conduct and Ethics, and recommend to the Board any changes or additions, as needed; and

•	review the Company’s (i) Disclosure Committee Charter, (ii) disclosure controls and procedures, and (iii) systems and procedures to promote compliance with laws, and recommend to management any changes or additions.

Audit Committee Formalities and Charter
      The Audit Committee shall:

•	review and reassess annually the adequacy of this Audit Committee Charter and recommend any changes to the Board;

•	report periodically to the Board on the Audit Committee’s activities and findings, including any issues regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements insofar as they relate to the duties and responsibilities of the Audit Committee, the performance and independence of the Company’s independent auditors, or the performance and independence of the internal auditors;

•	keep appropriate minutes of its meetings and actions taken by it, with the advice of counsel; and

•	take actions to assess its performance on an annual basis, such as conducting a self-assessment or retaining counsel, accountants or other consultants for the purpose of reviewing its performance.
Further Authority of the Audit Committee
      The Audit Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities and duties that it deems reasonably necessary in the discharge thereof. The Audit Committee shall be empowered to retain (and determine the scope of the engagement and funding for) counsel, accountants, and others to assist it in the conduct of any investigation and the Company shall provide such funding without delay. The Company shall also provide funding for the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
Continuing Education
      The Company is responsible for providing the Audit Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Audit Committee. The Company shall assist the members of the Audit Committee in maintaining appropriate financial literacy.

Interpretation
      For the avoidance of doubt, while the Audit Committee has the responsibilities and powers set forth in this Charter, nothing in this Charter should be interpreted as creating any duty or obligation on the part of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Also, nothing herein should be construed as imposing on the Audit Committee responsibility to ensure compliance with laws and regulations and the Company’s Code of Business Conduct and Ethics. All such matters are the responsibility of management, the internal auditors and the independent auditors, as appropriate.

EXHIBIT B
GEVITY HR, INC.
2005 EQUITY INCENTIVE PLAN

GEVITY HR, INC.
2005 EQUITY INCENTIVE PLAN

GEVITY HR, INC.
2005 EQUITY INCENTIVE PLAN
SECTION 1
Definitions
      1.1     Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a) “Affiliate” means:

(1) any Subsidiary or Parent of the Company;

(2) an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company; or

(3) any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b) “Board of Directors” means the board of directors of the Company.

(c) “Change in Control” means any one of the following events which may occur following the Plan’s adoption by the Board of Directors, but only if the event shall have occurred without the prior express approval of the Board of Directors:

(1) there occurs the acquisition by any person or by any persons acting in concert of the Company’s then outstanding voting securities if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote twenty-five percent (25%) or more of any class of voting securities of the Company;

(2) within any twelve-month period the persons who were directors of the Company immediately before the beginning of such twelve-month period or were appointed or nominated for election by such directors during such twelve-month period (collectively, the “Incumbent Directors”) shall cease to constitute at least a majority of the Board of Directors; provided that no director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company shall be deemed to be an Incumbent Director;

(3) the consummation of a reorganization, merger or consolidation, following which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

(4) there occurs the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means the committee appointed by the Board of Directors to administer the Plan or, in lieu of any such appointment, the full membership of the Board of Directors The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of at least two members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act and who satisfy the requirements of the national securities exchange or Nasdaq quotation or market system on which the Stock is then traded (the “applicable exchange”). In the event the Committee appointed by the Board of Directors is not comprised solely of members who are both “outside directors” and “non-employee directors” and who satisfy the requirements of the applicable exchange, the Committee shall have the authority to establish a subcommittee of the Committee which shall be comprised solely of members of the Committee who are both “outside directors” and “non-employee directors” and who satisfy the requirements of the applicable exchange, and to delegate to such subcommittee any or all of the powers of the Committee. References herein to the Committee shall be deemed to mean the subcommittee with respect to those matters within the power of the subcommittee.

(f) “Company” means Gevity HR, Inc., a Florida corporation.

(g) “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company, for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(h) “Dividend Equivalent Rights” means certain rights to receive cash payments as described in Section 3.5.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(j) “Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:

(1) if the shares of Stock are actively traded on any national securities exchange or any Nasdaq quotation or market system, Fair Market Value shall mean the closing price at which Stock shall have been sold on the date of determination, or if the date of determination is not a trading day, on the next succeeding trading day, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

(2) if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the arithmetic mean of the closing bid and asked prices for the Stock on the date of determination, or if the date of determination is not a trading day, on the next succeeding trading day, as reported by such exchange or system; or

(3) if there are no bid and asked prices on the date of determination or within a reasonable period prior to the grant date or if the shares of Stock are not traded on any exchange or system on the determination date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant; provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of a share of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value and provided further that, for purposes of granting Incentive Stock Options, Fair Market Value of a share of Stock shall be determined in accordance with the valuation principles described in the regulations promulgated under Code Section 422.

(k) “Incentive Stock Option” means an incentive stock option contemplated by the provisions of Code Section 422 or any successor thereto.

(l) “New Hire” means:

(1) a newly-hired employee not previously an employee or director of the Company or an Affiliate; or

(2) an employee that, following a bona fide period of non-employment by the Company or an Affiliate, is to be granted one or more Stock Incentives hereunder as an inducement material to the individual’s entering into employment with the Company or an Affiliate;

provided that, under any of the above circumstances, such grants are approved by the Committee.

(m) “Nonqualified Stock Option” means an option that is not designated as, or otherwise intended to be, an Incentive Stock Option.

(n) “Option” means a Nonqualified Stock Option or an Incentive Stock Option.

(o) “Over 10% Owner” means an individual who at the time an Incentive Stock Option is granted to such person owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(p) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company own stock possessing 50% or more of the total combined voting power of all classes of stock in one of the corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

(q) “Participant” means an individual who receives a Stock Incentive hereunder.

(r) “Performance Goals” means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to a Stock Incentive granted to a Participant under the Plan. Performance Goals may be described in terms of (i) Company-wide objectives, (ii) in terms of objectives that are related to performance of the division, department or function within the Company or an Affiliate in which the Participant receiving the Stock Incentive is employed or on which the Participant’s efforts have the most influence, or (iii) the Company’s performance relative to the performance by a company or group of companies selected by the Committee with respect to one or more Performance Goals established by the Committee. The Performance Goals established by the Committee for any Performance Period under the Plan will consist of one or more of the following criteria:

•	revenue

•	income or net income

•	cash flow

•	gross profit

•	capital expenditures

•	operating expenses

•	operating income or net operating income

•	operating income per client employee

•	earnings per share

•	return on net assets (defined as earnings before interest and taxes divided by net assets)

•	earnings before interest, taxes, depreciation and amortization

•	return on capital

•	return on equity

•	professional service fees

•	professional service fees per total or paid client employee(s)

•	client or client employee retention or retention rates

•	new client employee (paid or total) acquisition

•	number of client employees (paid or total)

•	client employee (paid or total) growth rate

•	level of uninsured workers’ compensation exposure

•	health benefit costs to the Company

•	level of client or client employee participation under insured benefit arrangements

•	internal employee turnover rate (in the aggregate or by any defined group)

•	financial results of acquisitions by the company of other businesses

•	share price performance

•	number of professionals certified or licensed in the field of human resource management, payroll, benefits or insurance employed by a company or companies acquired by the Company

•	any combination of the foregoing

If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, the Performance Goals are no longer suitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, with respect to a period as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Stock Incentive under Section 162(m) of the Code. In such case, the Committee may only make any modification of the Performance Goals or minimum acceptable level of achievement to the extent it would not cause such exemption under Code Section 162(m) not to be available.

(s) “Performance Period” means, with respect to a Stock Incentive, a period of time within which the Performance Goals relating to such Stock Incentive are to be measured. The Performance Period, if any, will be established by the Committee at the time the Stock Incentive is granted.

(t) “Performance Unit Award” refers to a performance unit award as described in Section 3.6.

(u) “Phantom Shares” refers to the rights described in Section 3.7.

(v) “Plan” means the Gevity HR, Inc. 2005 Equity Incentive Plan.

(w) “Stock” means the Company’s common stock, $.01 par value per share.

(x) “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(y) “Stock Award” means a stock award described in Section 3.4.

(z) “Stock Incentive Agreement” means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

(aa) “Stock Incentive Program” means a written program established by the Committee, pursuant to which Stock Incentives, other than Options or Stock Appreciation Rights, are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(bb) “Stock Incentives” means, collectively, Dividend Equivalent Rights, Options, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards.

(cc) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

(dd) “Termination of Employment” means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects a Stock Incentive, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.
SECTION 2
The Equity Incentive Plan
      2.1     Purpose of the Plan. The Plan is intended to (a) provide incentive to officers, employees, directors, consultants and other service providers of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers, employees, directors, consultants and other service providers by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; (c) align the long-term interests of Participants with those of shareholders; (d) heighten the desire of Participants to continue in working toward and contributing to the success of the Company; (e) assist the Company in competing effectively with other enterprises for the services of new employees necessary for the continued improvement of operations; and (f) to attract and retain qualified individuals for service as directors of the Company. This Plan permits the grant of Dividend Equivalent Rights, Options, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards, each of which shall be subject to such conditions based upon continued employment, passage of time or satisfaction of performance criteria or other criteria as permitted by the Plan.
      2.2     Stock Subject to the Plan. Subject to adjustment in accordance with Section 5.2, 2,000,000 shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time may the Company have outstanding under the Plan Stock Incentives and shares of Stock issued in respect of Stock Incentives under the Plan in excess of the Maximum Plan Shares. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.
      2.3     Administration of the Plan. The Plan is administered by the Committee. The Committee has full authority in its discretion to determine the officers, employees, directors, consultants and service providers of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.
      As to any matter involving a Participant who is neither a “reporting person” for purposes of Section 16 of the Exchange Act nor a “covered employee” for purposes of Code Section 162(m), the Committee may delegate to any member of the Board of Directors or officer of the Company the administrative authority to (a) interpret the provisions of the Participant’s Stock Incentive Agreement and (b) determine the treatment of Stock Incentives upon a Termination of Employment, as contemplated by Plan Section 3.8.
      2.4     Eligibility and Limits. Stock Incentives may be granted only to officers, employees, directors, consultants and other service providers of the Company, or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary. In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Nonqualified Stock Option(s). To the extent required under Section 162(m) of the Code and the regulations thereunder, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (a) Options, (b) Stock Appreciation Rights and (c) other Stock Incentives (to the extent they are granted with the intent that they qualify as performance-based compensation under Section 162(m) of the Code) may be granted during any fiscal year of the Company to any employee may not exceed 200,000; provided, however, such a grant to a New Hire who will serve as an executive officer of the Company may not exceed 300,000 during any fiscal year and such a grant to a non-employee director may not exceed 15,000 during any fiscal year. In applying this limitation, if an Option or Stock Appreciation Right, or any portion thereof, granted to an employee or New Hire is cancelled for any reason, then the shares of Stock attributable to such cancellation either shall continue to be counted as an outstanding grant or shall be counted as a new grant of shares of Stock, as the case may be, against the affected person’s 200,000 share limit (or 300,000 share limit in the case of a New Hire) for the appropriate fiscal year. The maximum aggregate dollar amount of Performance Unit Awards that may be granted during any fiscal year of the Company to any employee may not exceed $1,000,000. The maximum aggregate number of shares of Stock subject to (1) Stock Awards, (2) Stock Appreciation Rights, (3) Dividend Equivalent Rights, (4) Phantom Shares and (5) Performance Unit Awards which may be settled in Stock that may be granted under the Plan may not exceed 400,000.
SECTION 3
Terms of Stock Incentives
      3.1     Terms and Conditions of All Stock Incentives.
      (a) The number of shares of Stock, if any, as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits on Options and Stock Appreciation Rights and other Stock Incentives in Section 2.4.
      (b) Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals, if any, that must be achieved as a condition to vesting or settlement of the Stock Incentive, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals that must be achieved as a condition to vesting or settlement of the Stock Incentive. Performance Goals, if any, shall be established within ninety (90) days of the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of a Stock Incentive, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Stock Incentive is vested or settled, as applicable. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void. To the extent a Stock Incentive is subject to Performance Goals with the intent that the Stock Incentive constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting and settling such Stock Incentive.
      (c) The date on which a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares, if any, covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.
      (d) Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.
      (e) Unless otherwise permitted by the Committee, Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed, by the successor in interest determined under the Participant’s will. Notwithstanding the foregoing, the Committee shall not permit Incentive Stock Options to be transferred or assigned beyond the limitations set forth in this Section 3.1(e).
      3.2     Terms and Conditions of Options. Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Nonqualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Parent or Subsidiary. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s shareholders.

(a) Option Price. Subject to adjustment in accordance with Plan Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

(b) No Repricing. Other than in connection with a change in the Company’s capitalization as contemplated by Plan Section 5.2, the exercise price of an Option may not be reduced without approval by the Company’s shareholders.

(c) Option Term. Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Nonqualified Stock Option shall be as specified in the applicable Stock Incentive Agreement but shall in no event exceed ten (10) years.

(d) Payment. Payment for all shares of Stock purchased pursuant to the exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides:

(1) by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(2) in a cashless exercise through a broker; provided, however, that any such cashless exercise is consistent with the restrictions of Section 13(k) of the Exchange Act (Section 402 of the Sarbanes-Oxley Act of 2002); or

(3) by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.
Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an option until full payment has been made by the Participant. The holder of an Option, as such, has none of the rights of a shareholder.

(e) Conditions to the Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary. In making any such determination, the Committee shall consider the impact of any adverse tax consequences that may affect the Participant under Code Section 409A and any adverse financial accounting consequences that may affect the Company.

(f) Termination of Incentive Stock Option. With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate or become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, up to one (1) year must be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Nonqualified Stock Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (f), Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(g) Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(h) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

      3.3     Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement. A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which may not in any event be less than the Fair Market Value of the Stock at the time of the award, and, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

(a) Settlement. Upon settlement of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c) No Repricing. Other than in connection with a change in the Company’s capitalization as contemplated by Plan Section 5.2, the price of a Stock Appreciation Right as specified in accordance with Clause (2) in the head language of Section 3.3 may not be reduced without shareholder approval.
      3.4     Terms and Conditions of Stock Awards.
      (a) Number of Shares Subject to Stock Award; Conditions. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, including, without limitation, Performance Goals, if any, that must be achieved as a condition to vesting of the Stock Award and the certificate for such shares will bear evidence of any restrictions or conditions. Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.
      (b) Vesting. Any Stock Award that does not contain forfeitability provisions based upon Performance Goals shall vest over a period of no less than three (3) years.
      3.5     Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any dividends paid on a specified number of shares of Stock to Company shareholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a) Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part.
      3.6     Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, and the performance factors, including, but not limited to, one or more Performance Goals, applicable to the determination of the ultimate payment value of the Performance Unit Award and the period over which Company performance shall be measured. The Committee may provide for an alternate base value for each unit under certain specified conditions.

(a) Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

(b) Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part.

      3.7     Terms and Conditions of Phantom Shares. Phantom Shares shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment including, but not limited to, one or more Performance Goals. Phantom Share awards containing performance criteria may be designated as performance share awards.

(a) Payment. Payment in respect of Phantom Shares may be made by the Company in cash or shares of Stock (valued at Fair Market Value on the date of payment) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b) Vesting. Any grant of Phantom Shares that does not contain forfeitability provisions based upon Performance Goals shall vest over a period of no less than three (3) years.

(c) Conditions to Payment. Each Phantom Share granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Phantom Share, the Committee, at any time before complete termination of such Phantom Share, may accelerate the time or times at which such Phantom Share may be paid in whole or in part.
      3.8     Treatment of Awards Upon Termination of Employment. Except as otherwise provided by Plan Section 3.2(f), any award under this Plan to a Participant who has experienced a Termination of Employment or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment or other service relationship or such other factors as the Committee determines are relevant to its decision to continue the award.
SECTION 4
Restrictions on Stock
      4.1     Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program. During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

      4.2     Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.
SECTION 5
General Provisions
      5.1     Withholding. The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding obligation in cash, or, if the applicable Stock Incentive Agreement or Stock Incentive Program provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy the minimum required federal, state and local, if any, withholding taxes arising from exercise or payment of a Stock Incentive (a “Withholding Election”). A Participant may make a Withholding Election only if both of the following conditions are met:

(a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

(b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.
      5.2     Changes in Capitalization; Merger; Liquidation.
      (a) The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Phantom Shares, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Phantom Share and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option; the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Performance Unit Award, Phantom Share and Stock Appreciation Right pertains; the maximum fiscal year limitations on the number of shares of Stock granted to any single individual under Stock Incentives; and the maximum number of shares of Stock subject to Stock Incentives, other than Options, which may be settled in Stock, may be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.
      (b) In the event of any merger, consolidation, extraordinary dividend (including a spin-off), reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the capital structure of the Company, tender offer for shares of Stock, or a Change in Control of the Company the Committee, in its sole discretion, may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate, including without limitation, the assumption of other awards, the substitution of new awards, the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the award, all as may be provided in the applicable Stock Incentive Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive. In making any such adjustment, the Committee shall consider the impact of any adverse tax consequences that may affect the Participant under Code Section 409A and any adverse financial accounting consequences that may affect the Company.
      (c) The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.
      5.3     Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.
      5.4     Compliance with Code. All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.
      5.5     Right to Terminate Employment or Service Relationship. Nothing in the Plan or in any Stock Incentive Agreement confers upon any Participant the right to continue as an officer, employee, director, consultant or other service provider of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or service relationship at any time.
      5.6     Non-alienation of Benefits. Other than as specifically provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.
      5.7     Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

      5.8     Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.
      5.9     Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors shall obtain shareholder approval for any amendment to the Plan that increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Stock Incentives, materially expands the type of awards available for issuance under the Plan, or would otherwise require shareholder approval under the rules of the applicable exchange. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.
      5.10     Shareholder Approval. The Plan must be submitted to the shareholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors. If such approval is not obtained, any Stock Incentive granted hereunder will be void.
      5.11     Choice of Law. The laws of the State of Florida govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.
      5.12     Effective Date. The Plan shall become effective upon the date the Plan is approved by the shareholders of the Company.
      IN WITNESS WHEREOF, the Company has executed this Plan on this 12th day of May, 2005.

Gevity HR, Inc.

By:

Title: Chief Executive Officer

EXHIBIT C
GEVITY HR, INC.
2005 EXECUTIVE INCENTIVE COMPENSATION PLAN

GEVITY HR, INC.
2005 EXECUTIVE INCENTIVE COMPENSATION PLAN
I. INTRODUCTION
      1.1.     Purpose. The purpose of this Plan is to enable Gevity HR, Inc. (the “Company”) to recruit and retain highly qualified executives, provide incentives to such individuals to attain the goals of the Company and its Affiliates (as defined below) and provide such executives with incentive compensation based on the performance of the Company consistent with the overall goal of enhancing shareholder value. The Plan is designed to ensure that the incentive awards paid hereunder to eligible participants are deductible under Section 162(m) of the Code (as defined below). This Plan is meant to supercede in its entirety the Gevity HR, Inc. Annual Incentive Compensation Plan for Executive Officers, which was approved by the shareholders of the Company on May 30, 2002, provided, however, that the adoption of this Plan shall not affect incentive compensation awards for 2005 previously established under the prior plan.
      1.2.     Description. This Plan is the means by which the Committee (as defined below) shall determine incentive awards and implement awards for participating employees hereunder.
II. DEFINITIONS
      As used in this Plan, the following terms shall have the following meanings:
      “Affiliate” means (a) an entity that directly or through one or more intermediaries is controlled by the Company, and (b) any entity in which the Company has a significant equity interest, as determined by the Company.
      “Average Base Compensation” means the average annual base salary paid to a Participant over a Performance Period, exclusive of bonus and other incentive compensation, commissions, fringe benefits, employee benefits, expense allowances (nonaccountable or otherwise) and other nonrecurring forms of remuneration.
      “Board” means the Board of Directors of the Company.
      “Code” means the Internal Revenue Code of 1986, as amended.
      “Committee” means the Compensation Committee of the Board, which shall consist of two or more members of the Board of Directors of the Company, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code; provided, however, that, if the Compensation Committee of the Board is not comprised solely of members who are “outside directors”, the term “Committee” shall mean the subcommittee of the Compensation Committee established by the Compensation Committee and comprised of two or more members of the Compensation Committee, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code.
      “Eligible Employee” means each employee of the Company or any Affiliate holding a position of Chief Executive Officer, President, Chief Operating Officer, Chief Administrative Officer, Chief Financial Officer, Executive Vice President, Senior Vice President or Vice President (or equivalent position at a non-corporate Affiliate).
      “Incentive Award” means an award payable with respect to a Performance Period determined in accordance with Article V hereof.
      “Participant” means any Eligible Employee for the Performance Period(s) as to which he or she is eligible to receive an Incentive Award, as designated by the Committee.
      “Performance Measures” means the goals established by the Committee under an objective formula or standard pursuant to the Plan. Performance Measures may be described in terms of (a) Company-wide objectives, (b) in terms of objectives that are related to performance of the division, department or function within the Company or an Affiliate in which the Participant receiving the Incentive Award is employed or on which the Participant’s efforts have the most influence, or (c) the Company’s performance relative to the performance by a company or group of companies selected by the Committee with respect to one or more Performance Measures established by the Committee. Such goals shall consist of one or any combination of the following criteria:

•	revenue

•	income or net income

•	cash flow

•	gross profit

•	capital expenditures

•	operating expenses

•	operating income or net operating income

•	operating income per client employee

•	earnings per share

•	return on net assets (defined as earnings before interest and taxes divided by net assets)

•	earnings before interest, taxes, depreciation and amortization

•	return on capital

•	return on equity

•	professional service fees

•	professional service fees per total or paid client employee(s)

•	client or client employee retention or retention rates

•	new client employee (paid or total) acquisition

•	number of client employees (paid or total)

•	client employee (paid or total) growth rate

•	level of uninsured workers’ compensation exposure

•	health benefit costs to the Company

•	level of client or client employee participation under insured benefit arrangements

•	internal employee turnover rate (in the aggregate or by any defined group)

•	financial results of acquisitions by the company of other businesses

•	share price performance

•	number of professionals certified or licensed in the field of human resource management, payroll, benefits or insurance employed by a company or companies acquired by the Company

•	any combination of the foregoing
The Performance Measures shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code.
      “Performance Period” means a continuous period of service to which the Performance Measures relate as determined from time to time by the Committee pursuant to Section 5.1.
      “Plan” means the Gevity HR, Inc. 2005 Executive Incentive Compensation Plan, as in effect and as amended from time to time.
III. ADMINISTRATION
      The administration and operation of the Plan shall be supervised by the Committee with respect to all matters. The Committee may delegate responsibility for the day-to-day administration and operation of the Plan to such employees of the Company as it shall designate from time-to-time. The Committee shall interpret and construe any and all provisions of the Plan and any determination made by the Committee under the Plan shall be final and conclusive. Neither the Board nor the Committee, nor any member of the Board, nor any employee of the Company shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan (other than acts of willful misconduct) and the members of the Board and the Committee and the employees of the Company shall be entitled to indemnification and reimbursement by the Company to the maximum extent permitted at law in respect of any claim, loss, damage or expense (including counsel’s fees) arising from their acts, omissions and conduct in their official capacity with respect to the Plan. The Plan shall be interpreted in view of the intention that any grant of compensation pursuant to the Plan is intended to qualify as performance-based compensation within the meaning of Code Section 162(m) and the regulations and interpretations promulgated thereunder.
IV. PARTICIPATION
      The Committee shall designate those Eligible Employees who are to be Participant(s) for a Performance Period within ninety (90) days of the first day of the Performance Period. A Participant may be eligible to receive awards under the Plan for one or more Performance Periods, as determined by the Committee.
V. INCENTIVE AWARD
      5.1.     Establishment of Performance Period and Performance Measures. From time to time while the Plan is maintained by the Company, the Committee may establish Performance Period(s) for one or more Participants. Within ninety (90) days of the first day of a Performance Period, but in any event prior to the expiration of twenty-five percent (25%) of the applicable Performance Period, the Committee shall establish the Performance Measures for the payment of individual awards under the Plan. At the time any Performance Measures are established, the outcome as to whether the Performance Measures will be met must be substantially uncertain. The Performance Period(s), Performance Measures and other terms of the Incentive Awards contemplated under this Article V shall be set forth in writing in such detail so that a third party having knowledge of the relevant Performance Period(s), Performance Measures and performance results could calculate whether the Performance Measures have been met and the amount of the Incentive Award to be paid to each Participant.
      5.2.     Incentive Awards. The Committee may establish either flat dollar amount(s) or percentage(s) of each Participant’s Average Base Compensation to be paid as an Incentive Award under this Article V upon the attainment of one or more of the Performance Measures for a Performance Period. After establishing the dollar amount of an Incentive Award or the percentages of Average Base Compensation to be paid as an Incentive Award under this Article V for each Participant, the Committee may reduce, but not increase, by up to twenty-five percent (25%) of the amount of the Incentive Award which would have otherwise been payable to the Participant based upon the Committee’s determination of the performance of such Participant for the Performance Period in other quantitative and qualitative goals established by the Committee from time to time. In no event shall the amount of the Incentive Award payable to any Participant attributable to a Performance Period exceed $3,000,000 if the Performance Period consists of less than twenty-four (24) months or exceed $5,000,000 if the Performance Period consists of twenty-four months (24) months or more.
      5.3.     Determination of Achievement of Performance Measures. The Committee shall certify the level of achievement of the Performance Measures as soon as practical after the end of the Performance Period for which the determination is being made.
      5.4.     Payment of Incentive Awards.
      (a) As soon as practicable after the expiration of each Performance Period, but not later than two and one-half (2 1/2) months thereafter, each eligible Participant shall be entitled to receive payment of his Incentive Award, as determined in accordance with the terms of the Incentive Award and this Article V. For purposes of this Section 5.4(a), an “eligible” Participant shall include each Participant who has remained in the employ of the Company until the last day of the Performance Period and any Participant whose Incentive Award provides for a pro rata payment in the event the Participant ceases to be employed by the Company during the Performance Period. Whether an Incentive Award provides for a pro rata payment in the event of certain types of cessations of employment shall be determined by the Committee in its sole discretion at the time the terms of an Incentive Award are established in accordance with Section 5.1 and may include cessations of employment attributable to death, disability or any other reason specified by the Committee; provided that such other reason(s) shall not cause the Incentive Award to cease to qualify as performance-based compensation because of whether and how the Incentive Award becomes payable. Any Incentive Award that provides for a pro rata payment in accordance with this Subsection (a) shall be prorated based on the number of days elapsed during such Performance Period prior to the date of the Participant’s cessation of employment divided by the total number of days in such Performance Period. Payment of Incentive Awards shall be made in a lump sum as soon as practicable after the last day of the Performance Period, but not prior to the Committee’s certification contemplated by Section 5.4(c). Incentive Awards shall be paid in cash unless the Committee determines that all or a portion of the Incentive Award shall be made in shares of the Company’s common stock; provided, however, that any portion of an Incentive Award paid in shares of the Company’s common stock shall be funded under the Gevity HR, Inc. 2005 Equity Incentive Plan (or any successor plan), subject to any additional limitations therein, if any.
      (b) The Committee may, in its discretion, institute a program allowing Participants to defer the receipt of all or a portion of their Incentive Award otherwise payable under Subsection (a) of this Section 5.4.
      (c) Before any Incentive Award is paid to any Participant or beneficiary of a Participant, the Committee shall certify in writing that the applicable Performance Measures were in fact satisfied.
      5.5.     Participants’ Rights Unsecured. The right of any Participant or beneficiary of a Participant to receive an Incentive Award under the Plan shall constitute an unsecured claim against the general assets of the Company.
      5.6     Withholding Taxes. The Company shall have the right to deduct from each Incentive Award payment any federal, state and local taxes required by the laws of such jurisdictions to be withheld with respect to such payment.
      5.7     Limitation on Other Incentive Awards. A Participant may have one or more Performance Periods for which he or she is designated as an eligible Participant by the Committee, which Performance Periods may overlap. A Participant shall not be eligible to participate in any other similar performance-based compensation programs maintained by the Company during any Performance Period for which the Participant is designated as an eligible Participant by the Committee other than as contemplated in Plan Section 5.4(a) and except that such Participant may receive equity awards under any shareholder approved equity incentive plan maintained by the Company that complies with Section 162(m) of the Code; provided, however, that no grant of such equity awards shall be made contingent upon the failure of the Participant to attain the Performance Measures pursuant to this Plan.
VI. GENERAL PROVISIONS
      6.1.     Adjustment of Performance Measures. The Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events of a material nature affecting the Company or its financial statements or changes in law or accounting, but only to the extent such adjustment would not cause any portion of the award, upon payment, to be nondeductible pursuant to Section 162(m) of the Code.
      6.2.     Amendment and Termination. The Committee may at any time amend, suspend, discontinue or terminate the Plan except to the extent that the terms of any Incentive Award provides otherwise and in no event will such amendment, suspension, discontinuance or termination without the consent of the holder of an Incentive Award adversely affect the rights of the Participant under such Incentive Award to the extent that the Incentive Award has been earned but not yet paid. In addition, any such amendment, suspension, discontinuance or termination shall require shareholder approval to the extent necessary to continue to qualify the payment or other settlement of Incentive Awards as performance-based compensation within the meaning of Code Section 162(m) or to the extent such shareholder approval would be required under the rules of the national securities exchange or Nasdaq quotation or market system on which the Company’s common stock is then traded. All determinations concerning the interpretation and application of this Section 6.2 shall be made by the Committee.
      6.3.     Designation of Beneficiary. Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments to be made following the Participant’s death or legal incapacity. Such designation may be changed or cancelled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no such spouse shall survive the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be made in equal shares, unless the Participant has designated otherwise.
      6.4.     Miscellaneous.
      (a) No Right of Continued Employment. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its subsidiaries or Affiliates or any of their successors.
      (b) Nonalienation of Benefits. Except as expressly provided herein, no Participant or his or her beneficiaries shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to a corporation that acquires all or substantially all of the assets of the Company or any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and his or her beneficiaries, heirs, executors, administrators or successors in interest.
      (c) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.
      (d) Shareholder Approval. The Plan shall be submitted to the shareholders of the Company for their approval before any payments of compensation are made to any Participant. If such approval is not obtained, the Plan shall be deemed null and void and no compensation shall be payable to Participants under the Plan.
      (e) Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Florida, without reference to the principles of conflict of laws.
      (f) Effective Date. The Plan shall be effective beginning on the date of shareholder approval.
      (g) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.
      (h) Term of Plan. The Plan shall continue in effect until terminated by the Board; provided, however, that the Plan shall terminate automatically if it is not reapproved by the Company’s shareholders no later than the first annual meeting of shareholders that occurs in the fifth year following the year in which shareholders originally approve the Plan pursuant to Section 6.4(d) (the “Final Reapproval Date”). If such reapproval by shareholders is not obtained, then the Plan shall terminate following the close of the last Performance Period commencing immediately prior to the Final Reapproval Date.

GEVITY HR, INC.

By:

Title: Chief Executive Officer
Dated: May 12, 2005

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GEVITY HR, INC.

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF GEVITY HR, INC.

     The undersigned appoints Peter C. Grabowski and Gregory M. Nichols, and each of them, his, her or its proxies with full power of substitution, to vote all the shares of common stock of Gevity HR, Inc. that the undersigned may be entitled to vote at the annual meeting of shareholders to be held May 12, 2005, and at any adjournment or postponement thereof, as indicated on the reverse side hereof.

(Continued and to be signed on the reverse side)

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ANNUAL MEETING OF SHAREHOLDERS OF

GEVITY HR, INC.

May 12, 2005

MAIL — Date, sign and mail your proxy card in the
envelope provided as soon as possible.

-OR-

TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET — Access “www.voteproxy.com” and
follow the on-screen instructions. Have your proxy
card available when you access the web page.

Please detach along perforated line and mail in the envelope provided. IF you are not voting via telephone or the internet.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BALCK INK AS SHOWN HERE ☒

1.	Election of Directors:

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ Erik Vonk ¡ George B. Beitzel ¡ Darcy E. Bradbury ¡ James E. Cowie ¡ A.D. Frazier ¡ Jonathan H. Kagan ¡ David S. Katz ¡James F. Manning ¡Jeffrey A. Sonnenfeld

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	The 2005 Equity Incentive Plan	☐	☐	☐

3.	The Executive Incentive Compensation Plan	☐	☐	☐

4.	At the discretion of the proxies on any other matter that may properly come before the meeting.

This proxy will be voted as specified above. If no specification is made, this proxy will be voted “FOR” the election of all nominees for director, “FOR” the approval of the 2005 Equity Incentive Plan, “FOR” the approval of the Executive Incentive Compensation Plan and at the discretion of the proxies on any other matter that may properly come before the meeting.

Signature of Shareholder	Date:

Signature of Shareholder	Date:

	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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